                                                                  Loan No. 57031
                                                           Servicing No. 3155025


                                                                   EXHIBIT 10.38




                       AMENDED AND RESTATED LOAN AGREEMENT



                          Dated as of November 21, 2003


                                      Among




                     MAGUIRE PROPERTIES - 555 W. FIFTH, LLC
                                       and
                     MAGUIRE PROPERTIES - 808 S. OLIVE, LLC,
                            collectively, as Borrower



                                       and



                             BANK OF AMERICA, N.A.,
                                    as Lender




================================================================================
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                                TABLE OF CONTENTS

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ARTICLE 1     DEFINITIONS; PRINCIPLES OF CONSTRUCTION.....................     1
      SECTION 1.1.   DEFINITIONS..........................................     1
      SECTION 1.2.   PRINCIPLES OF CONSTRUCTION...........................    19

ARTICLE 2     GENERAL TERMS...............................................    19
      SECTION 2.1.   LOAN COMMITMENT; DISBURSEMENT TO BORROWER............    19
      SECTION 2.2.   INTEREST RATE PROTECTION AGREEMENT...................    20
      SECTION 2.3.   LOAN PAYMENTS........................................    22
      SECTION 2.4.   LATE PAYMENT CHARGE..................................    23
      SECTION 2.5.   PREPAYMENT...........................................    23
      SECTION 2.6.   PAYMENTS AFTER DEFAULT...............................    24
      SECTION 2.7.   INTENTIONALLY DELETED................................    25
      SECTION 2.8.   USURY SAVINGS........................................    25
      SECTION 2.9.   UNAVAILABILITY OF RATE...............................    25
      SECTION 2.10.  EXTENSION OF THE MATURITY DATE.......................    28
      SECTION 2.11.  ADDITIONAL PAYMENT PROVISIONS........................    29

ARTICLE 3     CONDITIONS PRECEDENT........................................    30
      SECTION 3.1.   REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH
                     CONDITIONS...........................................    30
      SECTION 3.2.   DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS;
                     LEASES...............................................    31
      SECTION 3.3.   RELATED DOCUMENTS....................................    32
      SECTION 3.4.   ORGANIZATIONAL DOCUMENTS.............................    32
      SECTION 3.5.   OPINIONS OF BORROWER'S COUNSEL.......................    32
      SECTION 3.6.   ANNUAL BUDGET........................................    32
      SECTION 3.7.   TAXES AND OTHER CHARGES..............................    33
      SECTION 3.8.   COMPLETION OF PROCEEDINGS............................    33
      SECTION 3.9.   PAYMENTS.............................................    33
      SECTION 3.10.  TRANSACTION COSTS....................................    33
      SECTION 3.11.  NO MATERIAL ADVERSE CHANGE...........................    33
      SECTION 3.12.  LEASES AND RENT ROLL.................................    33
      SECTION 3.13.  TENANT ESTOPPELS.....................................    33
      SECTION 3.14.  INTENTIONALLY OMITTED................................    34
      SECTION 3.15.  SUBORDINATION AND ATTORNMENT.........................    34
      SECTION 3.16.  TAX LOT..............................................    34
      SECTION 3.17.  PHYSICAL CONDITIONS REPORT...........................    34
      SECTION 3.18.  MANAGEMENT AGREEMENTS................................    34
      SECTION 3.19.  APPRAISAL............................................    34
      SECTION 3.20.  FINANCIAL STATEMENTS.................................    34
      SECTION 3.21.  INTENTIONALLY OMITTED................................    35
      SECTION 3.22.  FURTHER DOCUMENTS....................................    35

ARTICLE 4     REPRESENTATIONS AND WARRANTIES..............................    35
      SECTION 4.1.   ORGANIZATION.........................................    35
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      SECTION 4.2.   STATUS OF BORROWER...................................    35
      SECTION 4.3.   VALIDITY OF DOCUMENTS................................    36
      SECTION 4.4.   NO CONFLICTS.........................................    36
      SECTION 4.5.   LITIGATION...........................................    36
      SECTION 4.6.   AGREEMENTS...........................................    36
      SECTION 4.7.   SOLVENCY.............................................    37
      SECTION 4.8.   FULL AND ACCURATE DISCLOSURE.........................    37
      SECTION 4.9.   NO PLAN ASSETS.......................................    37
      SECTION 4.10.  NOT A FOREIGN PERSON.................................    38
      SECTION 4.11.  ENFORCEABILITY.......................................    38
      SECTION 4.12.  BUSINESS PURPOSES....................................    38
      SECTION 4.13.  COMPLIANCE...........................................    38
      SECTION 4.14.  FINANCIAL INFORMATION................................    38
      SECTION 4.15.  CONDEMNATION.........................................    39
      SECTION 4.16.  UTILITIES AND PUBLIC ACCESS; PARKING.................    39
      SECTION 4.17.  SEPARATE LOTS........................................    39
      SECTION 4.18.  ASSESSMENTS..........................................    39
      SECTION 4.19.  INSURANCE............................................    39
      SECTION 4.20.  USE OF PROPERTY......................................    39
      SECTION 4.21.  CERTIFICATE OF OCCUPANCY; LICENSES...................    40
      SECTION 4.22.  FLOOD ZONE...........................................    40
      SECTION 4.23.  PHYSICAL CONDITION...................................    40
      SECTION 4.24.  BOUNDARIES...........................................    40
      SECTION 4.25.  LEASES AND RENT ROLL.................................    40
      SECTION 4.26.  FILING AND RECORDING TAXES...........................    41
      SECTION 4.27.  MANAGEMENT AGREEMENTS................................    41
      SECTION 4.28.  ILLEGAL ACTIVITY.....................................    41
      SECTION 4.29.  CONSTRUCTION EXPENSES................................    42
      SECTION 4.30.  PERSONAL PROPERTY....................................    42
      SECTION 4.31.  TAXES................................................    42
      SECTION 4.32.  PERMITTED ENCUMBRANCES...............................    42
      SECTION 4.33.  FEDERAL RESERVE REGULATIONS..........................    42
      SECTION 4.34.  INVESTMENT COMPANY ACT...............................    42
      SECTION 4.35.  RECIPROCAL EASEMENT AGREEMENTS.......................    43
      SECTION 4.36.  NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE......    43
      SECTION 4.37.  INTELLECTUAL PROPERTY................................    44
      SECTION 4.38.  SURVEY...............................................    44
      SECTION 4.39.  EMBARGOED PERSON.....................................    44
      SECTION 4.40.  PATRIOT ACT..........................................    44
      SECTION 4.41.  SURVIVAL.............................................    45

ARTICLE 5     BORROWER COVENANTS..........................................    45
      SECTION 5.1.   EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS........    46
      SECTION 5.2.   MAINTENANCE AND USE OF PROPERTY......................    46
      SECTION 5.3.   WASTE................................................    46
      SECTION 5.4.   TAXES AND OTHER CHARGES..............................    47


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                               TABLE OF CONTENTS

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      SECTION 5.5.   LITIGATION...........................................    47
      SECTION 5.6.   ACCESS TO PROPERTY...................................    47
      SECTION 5.7.   NOTICE OF DEFAULT....................................    48
      SECTION 5.8.   COOPERATE IN LEGAL PROCEEDINGS.......................    48
      SECTION 5.9.   PERFORMANCE BY BORROWER..............................    48
      SECTION 5.10.  AWARDS; INSURANCE PROCEEDS...........................    48
      SECTION 5.11.  FINANCIAL REPORTING..................................    48
      SECTION 5.12.  ESTOPPEL STATEMENT...................................    53
      SECTION 5.13.  LEASING MATTERS......................................    53
      SECTION 5.14.  PROPERTY MANAGEMENT..................................    55
      SECTION 5.15.  LIENS................................................    56
      SECTION 5.16.  DEBT CANCELLATION....................................    56
      SECTION 5.17.  ZONING...............................................    56
      SECTION 5.18.  ERISA................................................    56
      SECTION 5.19.  NO JOINT ASSESSMENT..................................    57
      SECTION 5.20.  RECIPROCAL EASEMENT AGREEMENTS.......................    57
      SECTION 5.21.  ALTERATIONS..........................................    57

ARTICLE 6     ENTITY COVENANTS............................................    58
      SECTION 6.1.   SINGLE PURPOSE ENTITY/SEPARATENESS...................    58
      SECTION 6.2.   CHANGE OF NAME, IDENTITY OR STRUCTURE................    61
      SECTION 6.3.   BUSINESS AND OPERATIONS..............................    62
      SECTION 6.4.   INDEPENDENT MANAGER..................................    62

ARTICLE 7     NO SALE OR ENCUMBRANCE......................................    62
      SECTION 7.1.   TRANSFER DEFINITIONS.................................    62
      SECTION 7.2.   NO SALE/ENCUMBRANCE..................................    63
      SECTION 7.3.   PERMITTED TRANSFERS..................................    63
      SECTION 7.4.   LENDER'S RIGHTS......................................    65
      SECTION 7.5.   ASSUMPTION...........................................    65

ARTICLE 8     INSURANCE; CASUALTY; CONDEMNATION; RESTORATION..............    67
      SECTION 8.1.   INSURANCE............................................    67
      SECTION 8.2.   CASUALTY.............................................    71
      SECTION 8.3.   CONDEMNATION.........................................    71
      SECTION 8.4.   RESTORATION..........................................    72

ARTICLE 9     RESERVE FUNDS...............................................    76
      SECTION 9.1.   MIZUHO TERMINATION RESERVE...........................    76
      SECTION 9.2.   REPLACEMENTS.........................................    76
      SECTION 9.3.   TENANT IMPROVEMENTS/LEASING COMMISSIONS..............    77
      SECTION 9.4.   REQUIRED WORK........................................    78
      SECTION 9.5.   RELEASE OF RESERVE FUNDS.............................    80
      SECTION 9.6.   TAX AND INSURANCE RESERVE FUNDS......................    83
      SECTION 9.7.   MEZZANINE LITIGATION RESERVE ACCOUNT.................    84
      SECTION 9.8.   OPERATING EXPENSES; EXTRAORDINARY EXPENSES...........    84
      SECTION 9.9.   RESERVE FUNDS GENERALLY..............................    84


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                               TABLE OF CONTENTS

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ARTICLE 10    CASH MANAGEMENT.............................................    87
      SECTION 10.1.  LOCKBOX ACCOUNT AND CASH MANAGEMENT ACCOUNT..........    87
      SECTION 10.2.  DEPOSITS AND WITHDRAWALS.............................    88
      SECTION 10.3.  SECURITY INTEREST....................................    91
      SECTION 10.4.  DEFINITIONS..........................................    92

ARTICLE 11    EVENTS OF DEFAULT; REMEDIES.................................    92
      SECTION 11.1.  EVENT OF DEFAULT.....................................    92
      SECTION 11.2.  REMEDIES.............................................    94

ARTICLE 12    ENVIRONMENTAL PROVISIONS....................................    95
      SECTION 12.1.  ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.........    95
      SECTION 12.2.  ENVIRONMENTAL COVENANTS..............................    95
      SECTION 12.3.  LENDER'S RIGHTS......................................    96
      SECTION 12.4.  OPERATIONS AND MAINTENANCE PROGRAMS..................    97
      SECTION 12.5.  ENVIRONMENTAL DEFINITIONS............................    97
      SECTION 12.6.  INTENTIONALLY OMITTED................................    97

ARTICLE 13    SECONDARY MARKET............................................    98
      SECTION 13.1.  TRANSFER OF LOAN.....................................    98
      SECTION 13.2.  DELEGATION OF SERVICING..............................    98
      SECTION 13.3.  DISSEMINATION OF INFORMATION.........................    98
      SECTION 13.4.  COOPERATION..........................................    98
      SECTION 13.5.  SECURITIZATION INDEMNIFICATION.......................   100

ARTICLE 14    INDEMNIFICATIONS............................................   103
      SECTION 14.1.  GENERAL INDEMNIFICATION..............................   103
      SECTION 14.2.  MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION..........   103
      SECTION 14.3.  ERISA INDEMNIFICATION................................   103
      SECTION 14.4.  SURVIVAL.............................................   104

ARTICLE 15    EXCULPATION.................................................   104
      SECTION 15.1.  EXCULPATION..........................................   104

ARTICLE 16    NOTICES.....................................................   106
      SECTION 16.1.  NOTICES..............................................   106

ARTICLE 17    FURTHER ASSURANCES..........................................   108
      SECTION 17.1.  REPLACEMENT DOCUMENTS................................   108
      SECTION 17.2.  RECORDING OF MORTGAGE, ETC...........................   108
      SECTION 17.3.  FURTHER ACTS, ETC....................................   108
      SECTION 17.4.  CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP
                     LAWS.................................................   109
      SECTION 17.5.  EXPENSES.............................................   109

ARTICLE 18    WAIVERS.....................................................   110
      SECTION 18.1.  REMEDIES CUMULATIVE; WAIVERS.........................   110
      SECTION 18.2.  MODIFICATION, WAIVER IN WRITING......................   110
      SECTION 18.3.  DELAY NOT A WAIVER...................................   111
      SECTION 18.4.  TRIAL BY JURY........................................   111
      SECTION 18.5.  WAIVER OF NOTICE.....................................   111
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      SECTION 18.6.  REMEDIES OF BORROWER.................................   112
      SECTION 18.7.  WAIVER OF MARSHALLING OF ASSETS......................   112
      SECTION 18.8.  WAIVER OF STATUTE OF LIMITATIONS.....................   112
      SECTION 18.9.  WAIVER OF COUNTERCLAIM...............................   112
      SECTION 18.10. GRADSKY WAIVERS......................................   112

ARTICLE 19    GOVERNING LAW...............................................   113
      SECTION 19.1.  CHOICE OF LAW........................................   113
      SECTION 19.2.  SEVERABILITY.........................................   114
      SECTION 19.3.  PREFERENCES..........................................   114

ARTICLE 20    MISCELLANEOUS...............................................   114
      SECTION 20.1.  SURVIVAL.............................................   114
      SECTION 20.2.  LENDER'S DISCRETION..................................   114
      SECTION 20.3.  HEADINGS.............................................   114
      SECTION 20.4.  COST OF ENFORCEMENT..................................   115
      SECTION 20.5.  SCHEDULES INCORPORATED...............................   115
      SECTION 20.6.  OFFSETS, COUNTERCLAIMS AND DEFENSES..................   115
      SECTION 20.7.  NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY
                     BENEFICIARIES........................................   115
      SECTION 20.8.  PUBLICITY............................................   116
      SECTION 20.9.  CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE........   116
      SECTION 20.10. ENTIRE AGREEMENT.....................................   117
      SECTION 20.11. LIABILITY............................................   117
      SECTION 20.12. CONTRIBUTIONS AND WAIVERS............................   117

                       AMENDED AND RESTATED LOAN AGREEMENT


      THIS AMENDED AND RESTATED LOAN AGREEMENT, dated as of November 21, 2003 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BANK OF AMERICA, N.A., a national banking association, having an address at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "LENDER") and MAGUIRE PROPERTIES - 555 W. FIFTH, LLC, a Delaware limited liability company, having an address at c/o Maguire Properties, Inc., 555 West Fifth Street, Los Angeles, California 90013 ("WEST FIFTH") and MAGUIRE PROPERTIES - 808 S. OLIVE, LLC, a Delaware limited liability company, having an address at c/o Maguire Properties, Inc., 555 West Fifth Street, Los Angeles, California 90013 ("SOUTH OLIVE", and collectively with West Fifth, together with their respective successors and/or assigns, "BORROWER").

                                    RECITALS:

      Lender has made a Loan to Borrower in the original principal amount of $250,000,000 (the "LOAN")

      Borrower and Lender desire that this Agreement shall amend and restate in its entirety that certain Loan Agreement dated as of June 27, 2003 between Borrower and Lender in connection with the Loan.

      Lender and Borrower have agreed that Borrower shall prepay the principal amount of the Loan in the amount of $20,000,000, thereby reducing the original principal balance of the Loan to $230,000,000.

      In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                   ARTICLE 1
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

      SECTION 1.1. DEFINITIONS

      For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

      "ACCEPTABLE ACCOUNTANT" shall mean a "Big Four" accounting firm or other independent certified public accountant acceptable to Lender.

      "ACCEPTABLE COUNTERPARTY" shall mean any counterparty to the Interest Rate Protection Agreement that has, as of June 27, 2003 and shall maintain until the expiration of the applicable Interest Rate Protection Agreement, a credit rating of not less than AA- from S&P and not less than Aa3 from Moody's.

      "ACT" shall have the meaning set forth in Section 6.1(c) hereof.

      "ADDITIONAL REPLACEMENT" shall have the meaning set forth in Section 9.5(g) hereof.

      "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

      "AFFILIATED LOANS" shall mean a loan made by Lender to a parent, subsidiary or such other entity affiliated with Borrower or Borrower Principal.

      "AFFILIATED MANAGER" shall have the meaning set forth in Section 7.1 hereof.

      "ALTA" shall mean American Land Title Association, or any successor thereto.

      "ALTERATION THRESHOLD" means $1,000,000.00.

      "ANNUAL BUDGET" shall mean the operating budget, including all planned capital expenditures, for the Property approved by Lender in accordance with
Section 5.11(a)(iv) hereof for the applicable calendar year or other period.

      "ASSIGNMENTS OF MANAGEMENT AGREEMENT" shall mean, collectively, that certain Assignment and Subordination of Management Agreement dated as of June 27, 2003, among Lender, West Fifth and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, with respect to the Tower Parcel and that certain Assignment and Subordination of Management Agreement dated as of June 27, 2003, among Lender, South Olive and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, with respect to the Garage Parcel.

      "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

      "BASE MANAGEMENT FEE" shall mean a monthly amount equal to $83,333.

      "BORROWER PRINCIPAL" shall mean Maguire Properties, L.P., a Maryland limited partnership.

      "BORROWER PRINCIPAL OBLIGATIONS" shall have the meaning set forth in
Section 18.10(c) hereof.

      "BUSINESS DAY" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the
Note is payable (excluding Saturdays and Sundays), except that when used with respect to the determination of LIBOR, "Business Day" shall mean a day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

      "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in Section 10.1(a) hereof.

      "CASUALTY" shall have the meaning set forth in Section 8.2 hereof.

      "CLOSING DATE" shall mean the date of the funding of the Loan.

      "COLLATERAL ASSIGNMENT OF INTEREST RATE PROTECTION AGREEMENT" shall mean that certain Collateral Assignment of Interest Rate Protection Agreement dated as of June 27, 2003, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "CONTROL" shall have the meaning set forth in Section 7.1 hereof.

      "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

      "CONDEMNATION PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

      "CREDITORS RIGHTS LAWS" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

      "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

      "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

      "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

      "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.

      "DETERMINATION DATE" shall mean (a) with respect to any Interest Period prior to the Interest Period that commences in the month during which the Securitization Closing Date occurs, two (2) Business Days prior to the start of the applicable Interest Period; (b) with respect to the Interest Period that commences in the month during which the Securitization Closing Date occurs, the date that is two (2) Business Days prior to the Securitization Closing Date and
(c) with respect to each Interest Period thereafter, the date that is two (2) Business Days prior to the beginning of such Interest Period.

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      "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section 13.5 hereof.

      "ELIGIBILITY REQUIREMENTS" means, with respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of $250,000,000 and
(ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

      "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

      "ELIGIBLE INSTITUTION" shall mean Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA-" by Fitch and S&P and "Aa2" by Moody's).

      "EMBARGOED PERSON" shall have the meaning set forth in Section 4.39.

      "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement, dated as of June 27, 2003, executed by Borrower and Borrower Principal in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 12.5 hereof.

      "ENVIRONMENTAL LIENS" shall have the meaning set forth in Section 12.5 hereof.

      "ENVIRONMENTAL REPORT" shall have the meaning set forth in Section 12.5 hereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

      "EVENT OF DEFAULT" shall have the meaning set forth in Section 11.1 hereof.

      "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

      "EXCHANGE ACT FILING" shall have the meaning set forth in Section 5.11(c) hereof.

      "EXTENSION FEE" shall mean an amount equal to 0.125% of the outstanding principal balance of the Loan (unless the Loan is bifurcated into an A component and a B component pursuant to Section 13.4 hereof, in which case the Extension Fee shall mean an amount equal to 0.125% of the A component of the Loan).

      "EXTENSION OPTION" shall have the meaning set forth in Section 2.10 hereof.

      "EXTENSION TERM" shall have the meaning set forth in Section 2.10 hereof.

      "EXTRAORDINARY EXPENSE" shall mean an operating expense or capital expenditure with respect to the Property that (i) is not set forth on the Annual Budget and (ii) is not subject to payment by withdrawals from the Replacement Reserve. Borrower shall deliver promptly to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the approval of Lender.

      "EXTRAORDINARY EXPENSE RESERVE ACCOUNT" shall have the meaning set forth in Section 9.8 hereof.

      "EXTRAORDINARY EXPENSE RESERVE FUNDS" shall have the meaning set forth in
Section 9.8 hereof.

      "FACTORY MUTUAL" shall have the meaning set forth in Section 8.1(b) hereof.

      "FITCH" shall mean Fitch, Inc.

      "FOREIGN TAXES" shall have the meaning set forth in Section 2.9(b).

      "GAAP" shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

      "GARAGE PARCEL" shall mean the parking garage and other improvements located at 808 South Olive Street, Los Angeles, California, as more particularly described in the Mortgage.

      "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) in the United States whether now or hereafter in existence.

      "HAZARDOUS MATERIALS" shall have the meaning set forth in Section 12.5 hereof.

      "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

      "INDEMNIFIED LIABILITIES" shall have the meaning set forth in Section 14.1 hereof.

      "INDEMNIFIED PARTIES" shall mean (a) Lender, (b) any prior owner or holder of the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, representatives, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business).

      "INDEMNITY AND AGREEMENT" shall mean that certain Indemnity and Agreement dated as of the date hereof among Borrower Principal, Borrower and Lender.

      "INDEPENDENT MANAGER" shall have the meaning set forth in Section 6.4(a) hereof.

      "INSURANCE PREMIUMS" shall have the meaning set forth in Section 8.1(b) hereof.

      "INSURANCE PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

      "INTEREST PERIOD" shall mean (a) with respect to the initial period for the accrual of interest due under this Agreement, the period from and including the Closing Date through but excluding the Selected Day first occurring after the Closing Date, and (b) with respect to the Payment Date occurring in August, 2003 and each Payment Date thereafter, the period from and including the Selected Day immediately preceding the applicable Payment Date through but excluding the Selected Day next occurring after the applicable Payment Date. Notwithstanding the foregoing clause (b), if the Lender so elects at any time, the "Interest Period" shall be the calendar month preceding each Payment Date.

      "INTEREST RATE PROTECTION AGREEMENT" shall mean the Rate Cap.

      "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      "INVESTOR" shall have the meaning set forth in Section 13.3 hereof.

      "ISSUER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

      "ISSUER PERSON" shall have the meaning set forth in Section 13.5(b) hereof.

      "JUNIOR MEZZANINE BORROWER" shall mean, collectively, Maguire Properties - 555 W. Fifth Junior Mezzanine, LLC, a Delaware limited liability company, and Maguire Properties - 808 S. Olive Junior Mezzanine, LLC, a Delaware limited liability company.

      "JUNIOR MEZZANINE EVENT OF DEFAULT" shall mean an event of default, after the expiration of any applicable grace or cure periods, as defined in the Junior Mezzanine Loan Agreement.

      "JUNIOR MEZZANINE LENDER" shall mean Bank of America, N.A., and its successors and assigns.

      "JUNIOR MEZZANINE LOAN" shall mean that certain loan in the original principal amount of $20,000,000.00 made by Junior Mezzanine Lender to Junior Mezzanine Borrower pursuant to the Junior Mezzanine Loan Agreement.

      "JUNIOR MEZZANINE LOAN AGREEMENT" shall mean that certain Junior Mezzanine Loan Agreement, dated the date hereof, between Junior Mezzanine Borrower, as borrower, and Junior Mezzanine Lender, as lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "JUNIOR MEZZANINE LOAN DOCUMENTS" shall mean the Junior Mezzanine Loan Agreement and all other documents now or hereafter evidencing or securing the Junior Mezzanine Loan.

      "JUNIOR SUBORDINATED MANAGEMENT FEE" shall mean a monthly amount equal to
(a) 3.0% of all Project Income (as defined in the Management Agreement) for such month, minus (b) the Base Management Fee.

      "LATHAM LEASE" shall mean that certain Lease between Borrower and Latham & Watkins LLP dated May 28, 2003 for approximately 72,682 square feet at the Tower Parcel.

      "LEASE" shall have the meaning set forth in the Mortgage.

      "LEASING COMMISSIONS" shall have the meaning set forth in Section 9.3(a) hereof.

      "LEASING RESERVE ACCOUNT" shall have the meaning set forth in Section 9.3(b) hereof.

      "LEASING RESERVE FUNDS" shall have the meaning set forth in Section 9.3(b) hereof.

      "LEGAL REQUIREMENTS" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

      "LETTER OF CREDIT" shall mean a clean, irrevocable and unconditional letter of credit in form and substance acceptable to Lender (a) that is issued by a commercial bank, the long term unsecured obligations of which are rated no less than AA- (or the equivalent) by the Rating Agencies, (b) that is payable upon presentation of sight draft only in New York, New York or Los Angeles, California to the order of Lender, (c) that has an initial expiration date of not less than one (1) year from the date of issuance and is automatically renewable, at least thirty (30) days prior to expiration, for successive one (1) year periods, (d) that is transferable by Lender without the consent of the issuing bank and (e) for which Borrower has no reimbursement or payment obligations.

      "LIBOR" shall mean, with respect to each Interest Period. a rate of interest per annum obtained by dividing

      (a) shall mean, with respect to each Interest Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the related Determination Date; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the LIBOR Rate shall be the arithmetic mean of all rates. Lender shall determine the LIBOR Rate for each Interest Period and the determination of the LIBOR Rate by Lender shall be binding upon Borrower absent manifest error, by

      (b) a percentage equal to 100% minus the applicable Reserve Percentage then in effect.

      LIBOR may or may not be the lowest rate based upon the market for U.S. Dollar deposits in the London Interbank Eurodollar Market at which Lender prices loans on the date which LIBOR is determined by Lender as set forth above.

      "LIBOR LOAN" shall mean the Loan at such time as interest thereon accrues at the LIBOR Rate.

      "LIBOR RATE" shall mean, for any applicable Interest Period, a rate per annum equal to the sum of (i) LIBOR, and (ii) the LIBOR Spread.

      "LIBOR SPREAD" shall mean 0.824%.

      "LIEN" shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or encumbering Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

      "LLC AGREEMENT" shall have the meaning set forth in Section 6.1(c) hereof.

      "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

      "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity, the Assignment of Management Agreement, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "LOCKBOX ACCOUNT" shall mean an Eligible Account established pursuant to
Article 10 hereof for deposit of all Rents and other receipts from the Property.

      "LOCKBOX AGREEMENT" shall mean that certain Clearing Bank Instruction Letter Agreement between Borrower and Lockbox Bank.

      "LOCKBOX BANK" shall mean Bank of the West.

      "LOCKOUT PERIOD" shall mean the period commencing on the date hereof and ending on the date immediately preceding the Payment Date in August 2006.

      "LOCKOUT YIELD MAINTENANCE PREMIUM" shall mean an amount equal to five percent (5%) of the then outstanding principal amount of the Loan.

      "LOSSES" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

      "MAJOR DECISIONS" shall mean (i) the sale of all or a substantial portion of the Property, (ii) the approval of the Annual Budget, (iii) the execution of any Lease which does not substantially comply with leasing guidelines then in effect with respect to the Property; (iv) any material modification of the leasing guidelines then in effect; (v) any material modification of any Loan Documents requested by Borrower; (vi) any material modification or refinancing of the Senior Mezzanine Loan or the Junior Mezzanine Loan; (vii) any merger or consolidation of Borrower with any other entity, or the liquidation or dissolution of Borrower other than in accordance with the terms of the Borrower's operating agreement; (viii) any proposed settlement or compromise of any claim, litigation or other legal proceeding by or against Borrower for more than $1,000,000 (net of insurance coverage); (ix) any petition in bankruptcy or reorganization or instituting any other type of bankruptcy, reorganization or insolvency proceeding with respect to Borrower, the admission in writing by Borrower of its inability to pay its debts generally as they become due or the making by Borrower of a general assignment for the benefit of its creditors; (x) except for the Management Agreement, any material agreement between Borrower and any Affiliate of Borrower and (xi) such other items similar in scope to the foregoing which (A) are consistent with veto rights typically held by institutional investors holding majority but non-managing, non-controlling interests in an entity, but (B) would not reasonably be deemed to constitute a change in Control with respect to such entity.

      "MAJOR LEASE" shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (A) demises in the aggregate more than one
(1) full occupied floor of the Property, or (B) covers seventy-five (75) or more parking spaces, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

      "MANAGEMENT AGREEMENT" shall mean the management agreement entered into by and between West Fifth and Manager with respect to the Tower Parcel, and the management agreement entered into between South Olive and Manager with respect to the Garage Parcel, pursuant to which Manager is to provide management and other services with respect to the

Property, together with the sub-contract entered into between Manager and Maguire Properties Services, Inc., as the foregoing documents may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

      "MANAGER" shall mean Maguire Properties L.P., a Maryland limited partnership or such other entity selected as the manager of the Property in accordance with the terms of this Agreement.

      "MATERIAL ADVERSE CHANGE" shall mean any event that is reasonably likely to cause a material and adverse impact on a party's financial condition, or the business of the Property, or could be anticipated to prevent any person from complying with its material obligations under the Loan Documents to which it is a party.

      "MATURITY DATE" shall mean the Payment Date occurring in July, 2007 or, if the Extension Option is exercised in accordance with the terms of Section 2.10 hereof, the Payment Date occurring in July, 2008.

      "MAXIMUM LEGAL RATE" shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

      "MEMBER" shall have the meaning set forth in Section 6.1(c) hereof.

      "MEZZANINE LITIGATION EVENT" shall have the meaning set forth in the Indemnity and Agreement.

      "MEZZANINE LITIGATION RESERVE ACCOUNT" shall mean an Eligible Account established upon the occurrence of a Mezzanine Litigation Event.

      "MIZUHO TERMINATION RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.1 hereof.

      "MIZUHO TERMINATION RESERVE FUNDS" shall have the meaning set forth in
Section 9.1 hereof.

      "MOFO LEASE" shall mean that certain Lease between Borrower and Morrison and Foerster LLP dated November 10, 1988, as amended from time to time, including, without limitation, an amendment dated April 21, 2003, with respect to approximately 192,775 square feet at the Tower Parcel

      "MONTHLY PAYMENT AMOUNT" shall mean the monthly payment of interest due on each Payment Date as set forth in Section 2.3(b) hereof.

      "MOODY'S" shall mean Moody's Investor Services, Inc.

      "MORTGAGE" shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing as of June 27, 2003, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "NET PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

      "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in Section 8.4(b)(vi) hereof.

      "NOTE" shall mean that certain promissory note as of June 27, 2003 in the original principal amount of $250,000,000.00, made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "NOTE RATE" shall have the meaning set forth in Section 2.3(a) hereof.

      "OFFERING DOCUMENT DATE" shall have the meaning set forth in Section 5.11(c)(i)(D) hereof.

      "OPERATING EXPENSES" shall mean, with respect to any period of time, the total of all expenses actually paid or payable in accordance with each Annual Budget approved by Lender, including, without limitation, the Base Management Fee, but excluding the Junior Subordinated Management Fee, and any leasing commissions payable under the Management Agreement.

      "OPERATING EXPENSE RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.8 hereof.

      "OPERATING EXPENSE RESERVE FUNDS" shall have the meaning set forth in
Section 9.8 hereof.

      "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

      "PARTICIPATIONS" shall have the meaning set forth in Section 13.1 hereof.

      "PAYMENT DATE" shall mean the day that is six (6) Business Days prior to the Selected Day.

      "PERMITTED ENCUMBRANCES" shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) the Lien and security interests created by the Senior Mezzanine Loan Documents or the Junior Mezzanine Loan Documents, (c) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (d) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent, (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion, (f) Liens for the personal property identified on Schedule I attached hereto; and
(g) easements granted by Borrower so long as (i) such easements do not, individually or in the aggregate, have a material adverse effect on the use or operation of the Property and (ii) a breach or violation of the terms of any such easements could not result in the divestiture or subordination of the lien of this Mortgage.

      "PERMITTED INVESTMENTS" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts and the Lockbox Account, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

      (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America and are one or more of the following: obligations of the U.S. Treasury (all direct or fully guaranteed obligations, the General Services Administration (participation certificates), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates) and the U.S. Department of Housing and Urban Development (local authority bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated "AAA" or the equivalent by each of the Rating Agencies, (iii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

      (b) Federal Housing Administration debentures;

      (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations) and the Federal National Mortgage Association (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

      (h) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

      (i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

      provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or (C) such obligation or security has a remaining term to maturity in excess of one (1) year; and provided, further that at any time that Borrower is not permitted under the Loan Documents to select Permitted Investments, the term "Permitted Investments" shall mean any one or more of the obligations or securities included in subsections (a) through (c) above.

      "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

      "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage.

      "PHYSICAL CONDITIONS REPORT" shall mean a report regarding the physical condition of the Property prepared by Certified Environments, Inc. or a company otherwise satisfactory to Lender, in form and substance satisfactory to Lender in its sole discretion.

      "POLICIES" shall have the meaning set forth in Section 8.1(b) hereof.

      "PRINCIPALS GUARANTY" shall mean the document(s) described on Schedule III attached hereto.

      "PROHIBITED TRANSFER" shall have the meaning set forth in Section 7.2 hereof.

      "PROPERTY" shall mean the parcels of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the "Property".

      "PROVIDED INFORMATION" shall have the meaning set forth in Section 13.4(a) hereof.

      "QUALIFIED INVESTOR" shall mean one or more of the following:

            (A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements;

            (B) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

            (C) an institution substantially similar to any of the foregoing entities described in clauses (ii)(A) or (ii)(B) that satisfies the Eligibility Requirements;

            (D) any entity Controlled by any of the entities described in clause
      (i) or clauses (ii)(A) or (ii)(C) above.

      For purposes of this definition of Qualified Investor, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. "Controlled by," "controlling" and "under common control with" shall have the respective correlative meaning thereto.

      "QUALIFIED MANAGER" shall mean Manager or a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least five (5) first class office buildings totaling at least 2,500,000 square feet of gross leasable area, exclusive of the Property and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and
(ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan.

      "RATE CAP" shall mean, as applicable (A) an interest rate cap with a maturity date of the initial Maturity Date entered into with an Acceptable Counterparty with a notional amount equal to the Loan for the term of the Loan and a LIBOR strike price not greater than seven and ninety two hundredths percent (7.92%); provided, however, that in the event the rating of the counterparty to any Rate Cap is downgraded, such Rate Cap will be replaced by a Rate Cap in the same form and substance as the Rate Cap purchased by the Borrower in connection with the closing of the Loan or otherwise in a form approved by Lender in its reasonable discretion and shall be obtained from a counterparty with a credit rating meeting the requirements set forth hereinabove with respect to an Acceptable Counterparty; and provided, that, each Rate Cap shall provide for (i) the calculation of interest, (ii) the determination of the interest rate, (iii) the modification of the Interest Period and (iv) the distribution of payments thereunder to be identical to the definition of Interest Period set forth herein, and (B) a Replacement Rate Cap.

      "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

      "REA" shall mean that certain Reciprocal Easement Agreement dated as of June 1, 1989, recorded April 5, 1990 as Instrument No. 90-655583 Official Records executed by Pacific Bell, American Telephone and Telegraph and Maguire Thomas Partners-Fifth & Grand, Ltd. (predecessor to Borrower) and that certain Parking Easement Agreement dated December 13, 2000, a memorandum of which was recorded December 27, 2000 as Instrument No. 00-2009212 Official Records executed by Maguire Thomas Partners-Treptow Development Company and Maguire Thomas Partners-Fifth & Grand, Ltd.

      "RELEASE" shall have the meaning set forth in Section 12.5 hereof.

      "RENT ROLL" shall have the meaning set forth in Section 4.25 hereof.

      "RENTS" shall have the meaning set forth in the Mortgage.

      "REP & WARRANTY BREACH" shall have the meaning set forth in Section 11.1(e) hereof.

      "REPLACEMENT RATE CAP" shall mean an interest rate cap from an Acceptable Counterparty with terms identical to the Rate Cap.

      "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in Section 9.2(b) hereof.

      "REPLACEMENT RESERVE FUNDS" shall have the meaning set forth in Section 9.2(b) hereof.

      "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in
Section 9.2(b) hereof.

      "REPLACEMENTS" shall have the meaning set forth in Section 9.2(a) hereof.

      "REQUIRED WORK" shall have the meaning set forth in Section 9.4 hereof.

      "RESERVE ACCOUNTS" shall mean the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Leasing Reserve Account, the Operating Expense Reserve Account, the Extraordinary Expense Reserve Account, the Debt Service Reserve Account or any other escrow account established by the Loan Documents.

      "RESERVE FUNDS" shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, the Leasing Reserve Funds, the Operating Expense Reserve Funds, the Extraordinary Expense Reserve Funds, the Debt Service Reserve Funds or any other escrow funds established by the Loan Documents.

      "RESERVE LETTER OF CREDIT" shall have the meaning set forth in Section 9.2 hereof.

      "RESERVE PERCENTAGE" shall mean, with respect to any day of any Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including basic, supplemental, emergency, special and marginal reserves) generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to Lender in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on the Loan is determined), whether or not Lender has any Eurocurrency liabilities or such requirement otherwise in fact applies to Lender. The LIBOR Rate shall be adjusted automatically as of the effective date of each change in the Reserve Percentage. As of the Closing Date, the Reserve Percentage is zero, however, there can be no assurance as to what such amount may be in the future.

      "RESTORATION" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

      "RESTORATION CONSULTANT" shall have the meaning set forth in Section 8.4(b)(iii) hereof.

      "RESTORATION RETAINAGE" shall have the meaning set forth in Section 8.4(b)(iv) hereof.

      "RESTRICTED PARTY" shall have the meaning set forth in Section 7.1 hereof.

      "SALE OR PLEDGE" shall have the meaning set forth in Section 7.1 hereof.

      "SECURITIES" shall have the meaning set forth in Section 13.1 hereof.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

      "SECURITIES LIABILITIES" shall have the meaning set forth in Section 13.5 hereof.

      "SECURITIZATION" shall have the meaning set forth in Section 13.1 hereof.

      "SECURITIZATION CLOSING DATE" shall mean a date selected by Lender in its sole discretion by providing not less than twenty-four (24) hours prior notice to Borrower.

      "SELECTED DAY" means the fifteenth (15th) day of each calendar month, or such other date as determined by Lender pursuant to Section 13.4 hereof.

      "SENIOR MEZZANINE BORROWER" shall mean, collectively, MAGUIRE PROPERTIES - 555 W. FIFTH SENIOR MEZZANINE, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND MAGUIRE PROPERTIES - 808 S. OLIVE SENIOR MEZZANINE, LLC, A DELAWARE LIMITED LIABILITY COMPANY].

      "SENIOR MEZZANINE EVENT OF DEFAULT" shall mean an event of default, after the expiration of any applicable grace or cure periods, as defined in the Senior Mezzanine Loan Agreement.

      "SENIOR MEZZANINE LENDER" shall mean Bank of America, N.A., and its successors and assigns.

      "SENIOR MEZZANINE LOAN" shall mean tat certain loan in the original principal amount of $30,000,000.00 made by Senior Mezzanine Lender to Junior Mezzanine Borrower, formerly known as Maguire Properties - 555 W. Fifth Mezzanine, LLC and Maguire Properties - 808 S. Olive Mezzanine, LLC pursuant to the Senior Mezzanine Loan Agreement.

      "SENIOR MEZZANINE LOAN AGREEMENT" shall mean that certain Senior Mezzanine Loan Agreement, dated as of June 27, 2003, between Senior Mezzanine Borrower, as borrower, and Senior Mezzanine Lender, as lender, as the same has been and may be amended, restated, replaced, supplemented or otherwise modified from time to time.

      "SENIOR MEZZANINE LOAN DOCUMENTS" shall mean the Senior Mezzanine Loan Agreement and all other documents now or hereafter evidencing or securing the Senior Mezzanine Loan.

      "SPECIAL MEMBER" shall have the meaning set forth in Section 6.1(c) hereof.

      "SPONSOR" shall mean Maguire Properties, Inc.

      "STANDARD STATEMENTS" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

      "STATIC LIBOR RATE" shall have the meaning set forth in Section 2.9 hereof.

      "STATIC LIBOR RATE LOAN" shall have the meaning set forth in Section 2.9(c) hereof.

      "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "STATE" shall mean the state in which the Property or any part thereof is located.

      "TAX AND INSURANCE RESERVE FUNDS" shall have the meaning set forth in
Section 9.6 hereof.

      "TAX AND INSURANCE RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.6 hereof.

      "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

      "TENANT" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower, including, without limitation, any Major Lease.

      "TENANT IMPROVEMENTS" shall have the meaning set forth in Section 9.3(a) hereof.

      "TERMINATION FEE DEPOSIT" shall have the meaning set forth in Section 9.3(b) hereof.

      "TI/LC MONTHLY DEPOSIT" shall mean (i) with respect each Payment Date through and including the Payment Date in July 2005, the sum of $115,646.67,
(ii) with respect to each Payment Date after July 2005 through and including the Payment Date in July 2006, the sum of $166,729.83 and (iii) with respect to each Payment Date after July 2006 through and including the Payment Date in July 2007, the sum of $115,646.67.

      "TITLE INSURANCE POLICY" shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

      "TOWER PARCEL" shall mean Gas Company Tower, located at 555 West Fifth Street, Los Angeles, California, as more particularly described in the Mortgage.

      "TRANSFEREE" shall have the meaning set forth in Section 7.5 hereof.

      "TRIBUNAL" shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

      "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

      "UNDERWRITER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

SECTION 1.2. PRINCIPLES OF CONSTRUCTION

      All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                    ARTICLE 2
                                  GENERAL TERMS

      SECTION 2.1. LOAN COMMITMENT; DISBURSEMENT TO BORROWER

      (a) Subject to and upon the terms and conditions set forth herein, Lender has made and Borrower has accepted the Loan on the Closing Date.

      (b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

      (c) The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

      (d) Borrower used the proceeds of the Loan to (i) retire the debt existing on the Property existing prior to the Closing Date, (ii) pay certain costs in connection with the financing of the Property, (iii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iv) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed,
(v) fund any working capital requirements of the Property, and (vi) distribute the balance, if any, to its constituent owners.

      (e) Borrower shall prepay the Loan in the amount of $20,000,000 and Lender shall accept such prepayment without any penalty or premium notwithstanding
Section 2.5 hereof. As a result of such prepayment, the original principal amount of the Loan shall be $230,000,000.

      SECTION 2.2. INTEREST RATE PROTECTION AGREEMENT

      (a) Prior to or contemporaneously with the Closing Date, Borrower shall have obtained the Interest Rate Protection Agreement, which shall be coterminous with, or extend beyond, the initial term of the Loan and have a notional amount which shall not at any time be less than the outstanding principal balance of the Loan. The Interest Rate Protection Agreement shall be maintained throughout the term of the Loan with an Acceptable Counterparty. If the provider of the Interest Rate Protection Agreement ceases to be an Acceptable Counterparty, Borrower shall obtain a replacement Interest Rate Protection Agreement from an Acceptable Counterparty within ten (10) Business Days of receipt of notice from Lender or Borrower's obtaining knowledge that the then-current counterparty under the Interest Rate Protection Agreement is no longer an Acceptable Counterparty; provided, however, in the event that the Interest Rate Protection Agreement counterparty is Bank of America, N.A., the provisions of this sentence shall not apply.

      (b) Borrower shall collaterally assign to Lender pursuant to the Collateral Assignment of Interest Rate Protection Agreement all of its right, title and interest to receive any and all payments under the Interest Rate Protection Agreement (and any related guarantee, if any) and shall deliver to Lender counterparts of such Collateral Assignment of Interest Rate Protection Agreement executed by the Borrower and by the Acceptable Counterparty and notify the Acceptable Counterparty of such collateral assignment (either in such Interest Rate Protection Agreement or by separate instrument). At such time as the Loan is repaid in full, all of Lender's right, title and interest in the Interest Rate Protection Agreement shall terminate and Lender shall execute and deliver at Borrower's sole cost and expense, such documents as may be required to evidence Lender's release of the Interest Rate Protection Agreement and to notify the Acceptable Counterparty of such release.

      (c) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Protection Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Protection Agreement to Borrower or Lender shall be deposited immediately into the Lockbox Account. Borrower shall take all actions reasonably requested by Lender to enforce Lender's rights under the Interest Rate Protection Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder.

      (d) In the event that Borrower fails to purchase, maintain and/or deliver to Lender the Interest Rate Protection Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Protection Agreement and the cost incurred by Lender in purchasing the Interest Rate Protection Agreement shall be paid by Borrower to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender.

      (e) In connection with the Interest Rate Protection Agreement and any replacement Interest Rate Protection Agreement, Borrower shall obtain and deliver to Lender an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that:

            (i) the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement;

            (ii) the execution and delivery of the Interest Rate Protection Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

            (iii) all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Protection Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any governmental authority or regulatory body is required for such execution, delivery or performance; and

            (iv) the Interest Rate Protection Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      SECTION 2.3. LOAN PAYMENTS

      (a) The Loan shall bear interest at a rate per annum equal to the LIBOR Rate or the Static LIBOR Rate, as applicable (the "NOTE RATE"). Interest shall be computed based on the daily rate produced assuming a three hundred sixty
(360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

      (b) Borrower hereby agrees to pay sums due under the Note as follows: An initial payment of $293,472.22 is due on July 9, 2003 for interest from the date the Loan is funded by Lender into escrow with the title company through and including July 14, 2003. Thereafter, except as may be adjusted in accordance with the last sentence of Section 2.3(c), consecutive monthly installments of interest calculated at the applicable Note Rate for the applicable Interest Period shall be payable pursuant to the terms of Section 2.3(d) (the "MONTHLY PAYMENT AMOUNT") on each Payment Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and other Loan Documents. The accrued and unpaid interest due on the Maturity Date shall be calculated for the full final Interest Period, notwithstanding that such Interest Period may extend beyond the Maturity Date.

      (c) All interest shall be computed on the basis of a three hundred sixty
(360) day year and paid for the actual number of days elapsed in an Interest Period. Lender shall determine the Note Rate applicable to the Debt in accordance with this Agreement and its determination thereof shall be conclusive in the absence of manifest error. The books and records of Lender shall be prima facie evidence of all sums owing to Lender from time to time under this Agreement, but the failure to record any such information shall not limit or affect the obligations of Borrower under the Loan Documents.

      (d) Each payment by Borrower hereunder or under the Note shall be payable at P.O. Box 515228, Los Angeles, California 90051-6528, Attn: Commercial Mortgage Loan Servicing #1777, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date. Notwithstanding the foregoing, amounts due under the Loan Documents shall be deemed paid so long as there is sufficient money in the Cash Management Account for payment of such amounts and Lender's access to such money has not been constrained or constricted in any manner.

      (e) Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied to the payment of interest computed at the Note Rate. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

      (f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

      SECTION 2.4. LATE PAYMENT CHARGE

      Except for the payment due on the Maturity Date, if any principal or interest payment is not paid by Borrower on or before the date on which same is due (unless sufficient funds for payment thereof are on deposit in the Cash Management Account and Lender's access thereto has not been restricted or constrained), Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

      SECTION 2.5. PREPAYMENT

      Except as otherwise expressly permitted by Section 2.1(e) and this Section
2.5 no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

      (a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either
(i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.5(c) hereof.

      (b) Intentionally omitted.

      (c) Involuntary Prepayment During the Lockout Period. If, during the Lockout Period, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender in the exercise of its remedies under the Loan Documents, such tender or recovery shall be (i) made on the next occurring Payment Date together with the Monthly Payment Amount and (ii) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in this Section 2.5 and Borrower shall pay, in addition to the Debt, (x) an amount equal to the Lockout Yield Maintenance Premium and (y) the accrued and unpaid interest calculated for the full Interest Period in which such voluntary prepayment occurs.

      (d) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

      (e) After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least sixty (60) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Payment Date. Lender shall accept a prepayment pursuant to this Section 2.5(e) on a day other than a Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Payment Date.

      (f) Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.

      SECTION 2.6.PAYMENTS AFTER DEFAULT

      Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan,
(a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of Article 10 hereof, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgage. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

      SECTION 2.7. INTENTIONALLY DELETED

      SECTION 2.8. USURY SAVINGS

      This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

      SECTION 2.9. UNAVAILABILITY OF RATE. In the event that Lender shall have determined in its reasonable discretion that none of the methods set forth in the definition of "LIBOR" herein are available, then Lender shall forthwith give notice by telephone of such determination, confirmed in writing, to Borrower at least one (1) day prior to the last day of the related Interest Period. If such notice is given, the Note Rate, commencing with such related Interest Period shall be the LIBOR Rate in effect for the most recent Interest Period (the "STATIC LIBOR RATE").

      (a) If, pursuant to the terms of this Agreement, the Loan has been converted to the Static LIBOR Rate and Lender shall determine (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give notice thereof to Borrower, and the Loan will be converted from the Static LIBOR Rate to the LIBOR Rate effective on the first day of the next succeeding Interest Period. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert from the LIBOR Rate to the Static LIBOR Rate.

      (b) (i) All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authorities, which are imposed, enacted or become effective on or after the Closing Date (such non-excluded taxes being referred to collectively as "FOREIGN TAXES"), excluding income and franchise taxes of the United States of America or any political subdivision or taxing authority thereof or therein. If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder and such Foreign Taxes are not a result of activities of Lender unrelated to the Loan or Borrower, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Taxes are payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Taxes. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Taxes when due to the appropriate taxing authority of which Lender shall have provided Borrower with prior written notice, if possible, or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence. Lender's inability to notify Borrower of any such Foreign Taxes in accordance with the immediately preceding sentence shall in no way relieve Borrower of its obligations under this Section 2.9(b). (ii) A Lender that is entitled to an exemption from or reduction of any Foreign Taxes, with respect to payments under this Agreement shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. In addition, at Borrower's request, Lender shall provide to Borrower its understanding as to whether any Foreign Taxes will be applicable to any forthcoming payments due under the Loan Documents. Lender shall not be entitled to claim compensation pursuant to this Section 2.9(b) for any Foreign Taxes to the extent that such Foreign Taxes result from a failure to comply with the requirements of this paragraph. (iii) If Lender determines in good faith that a reasonable basis exists for contesting any Foreign Taxes for which indemnification has been demanded hereunder, Lender shall cooperate with Borrower in challenging such Taxes at Borrower's expense if so requested by Borrower. If Lender receives a refund of Foreign Tax for which a payment has been made by Borrower pursuant to this Agreement, which refund in the good faith judgment of Lender is attributable to such payment made by Borrower, then Lender shall reimburse Borrower for such amount (together with any interest received thereon) as Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. (iv) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.9(b) as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower, change the jurisdiction of its applicable lending office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's sole, reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, provided that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender. Lender agrees that it will (A) take all reasonable actions reasonably requested by the Borrower in writing that are without material risk and cost to Lender and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver) and (B) to the extent reasonable and without material risk and cost to it, otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 2.9(b); provided, however, that in each case, any cost relating to such action or cooperation requested by the Borrower shall be borne by the Borrower.

      (c) If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender to make or maintain a Loan with the Note Rate being based on LIBOR as contemplated hereunder, (i) the obligation of Lender hereunder to make or continue the Loan based on LIBOR or to convert the Loan from the Static LIBOR Rate to the LIBOR Rate shall be canceled forthwith and (ii) any outstanding LIBOR Loan shall be converted automatically to a loan bearing interest at the Static LIBOR Rate (the "STATIC LIBOR RATE LOAN") on the next succeeding Payment Date or within such earlier period as required by law. Borrower hereby agrees promptly to pay Lender, upon demand, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loan hereunder. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.9(c), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional costs. Lender's notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.

      (d) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority:

            (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the LIBOR Rate hereunder;

            (ii) shall hereafter have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

            (iii) shall hereafter impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder other than with respect to taxes;

      then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.9(d), Lender shall provide Borrower with not less than ninety (90) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate (together with such supporting documentation as Lender shall provide) as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

      (e) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on a LIBOR Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder, (ii) any prepayment (whether voluntary or mandatory) of the LIBOR Loan that did not include all interest which had accrued (or would have accrued) at the Note Rate through the end of the related Interest Period, including, without limitation, such loss or expense arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain the LIBOR Loan hereunder, and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Note Rate from the LIBOR Rate to the Static LIBOR Rate with respect to any portion of the outstanding principal amount of the Loan then bearing interest at the LIBOR Rate on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to lenders of funds obtained by it in order to maintain a LIBOR Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the "BREAKAGE COSTS"); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender's gross negligence or willful misconduct. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.

      Lender shall not be entitled to claim compensation pursuant to this
Section 2.9(e) for any Foreign Taxes, increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.9(e), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      SECTION 2.10. EXTENSION OF THE MATURITY DATE. (I) Borrower shall have the option to extend the term of the Loan (the "EXTENSION OPTION") beyond the initial Maturity Date for one (1) term (the "EXTENSION TERM") of one (1) year to the Payment Date occurring in July, 2008, upon satisfaction of the following terms and conditions:

      (a) no Event of Default shall have occurred and be continuing at the time Borrower delivers notice to Lender of its intention to exercise the Extension Option and on the date that the extension term is commenced;

      (b) Borrower shall notify Lender in writing of its election to extend the Maturity Date as aforesaid not earlier than three (3) months, and no later than one (1) month, prior to the then applicable Maturity Date, which election shall be irrevocable commencing on the fifteenth (15th ) day prior to the date on which the Extension Term will commence.

      (c) Borrower shall obtain and deliver to Lender as security for the Loan prior to the commencement of the Extension Term, one or more Interest Rate Protection Agreements, which Interest Rate Protection Agreements shall be effective commencing on the first day of such Extension Term and shall have a maturity date not earlier than the Maturity Date, as extended pursuant to the terms of this Section 2.10;

      (d) in connection with the Extension Option, Borrower shall have delivered to Lender together with its notice pursuant to subsection (b) of this Section
2.10 and as of the commencement of the Extension Term, a certificate from an officer of Borrower in form acceptable to the Lender certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such certificate to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time; and

      (e) in connection with the exercise of the Extension Option, Borrower shall have paid to Lender the Extension Fee.

      All references in this Agreement and in the other Loan Documents to the Maturity Date shall mean the Maturity Date, as the same may be extended pursuant and subject to this Section 2.10.

      (II) In the event that Borrower for any reason does not extend the Maturity Date of the Loan pursuant to this Section 2.10, Borrower shall cause Senior Mezzanine Borrower to prepay the Senior Mezzanine Loan on the initial Maturity Date in accordance with the terms of the Senior Mezzanine Loan Documents.

      SECTION 2.11. ADDITIONAL PAYMENT PROVISIONS

            (i) Within fifteen (15) days after request by Lender (or at the time of any prepayment), Borrower shall pay to Lender such amount or amounts as will compensate Lender for any loss, cost, expense, penalty, claim or liability, including any loss incurred in obtaining, prepaying, liquidating or employing deposits or other funds from third parties and any loss of yield, as determined by Lender in its judgment reasonably exercised incurred by it with respect to the Loan as a result of the payment or prepayment of any amount on a date other than the date such amount is required or permitted to be paid or prepaid; provided that Lender delivers to Borrower a certificate as to the amounts of such costs described herein, which certificate shall be conclusive in the absence of manifest error. Lender shall have no obligation to purchase, sell and/or match funds in connection with the funding or maintaining of the Loan or any portion thereof. The obligations of Borrower under this Section shall survive any termination of the Loan Documents and payment of the Note and shall not be waived by any delay by Lender in seeking such compensation.

            (ii) All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

            (iii) Remittances in payment of any part of the Loan in less than the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practices of the collecting bank or banks.

            (iv) If at any time after the Closing Date, Lender (which shall include, for purposes of this Section, any corporation controlling Lender) reasonably determines that due to the adoption or modification of any Legal Requirement regarding taxation, Lender's required levels of reserves, deposits, Federal Deposit Insurance Corporation insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any Tribunal or compliance of Lender with any of such requirements, has or would have the effect of (a) increasing Lender's costs relating to the Loan, or (b) reducing the yield or rate of return of Lender on the Loan, to a level below that which Lender could have achieved but for the adoption or modification of any such Legal Requirements, Borrower shall, within fifteen (15) days of any request by Lender, pay to Lender such additional amounts as (in Lender's sole judgment, after good faith and reasonable computation) will compensate Lender for such increase in costs or reduction in yield or rate of return of Lender (a "Consequential Loss"). No failure by Lender to immediately demand payment of any additional amounts payable hereunder shall constitute a waiver of Lender's right to demand payment of such amounts at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable Law. If a change in the applicable lending office of Lender would eliminate any Consequential Loss, Lender shall use its best efforts to change such office, so long as such change would not be materially disadvantageous or cause unreasonable hardship to Lender.

            (v) Any demand for payment pursuant to this Section 2.11 shall be accompanied by an acknowledgement from Lender that it is applying these provisions generally with respect to similar loan transactions and borrowers.

                                    ARTICLE 3
                              CONDITIONS PRECEDENT

      The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date.

      SECTION 3.1. REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS

      The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

      SECTION 3.2. DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES

      (a) Mortgage, Loan Agreement and Note. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgage and evidence that counterparts of the Mortgage has been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, this Agreement, the Note and Assignments of Management Agreement and all other Loan Documents.

      (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

      (c) Survey. Lender shall have received a current title survey for the Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection
(b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

      (d) Insurance. Lender shall have received copies of the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

      (e) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

      (f) Zoning/Building Code. Lender shall have received evidence of compliance with zoning and building ordinances and codes with respect to the Property, including, without limitation, required certificates of occupancy, reasonably acceptable to Lender.

      (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

      (h) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to Borrower, Borrower Principal and such other Persons as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings

      SECTION 3.3. RELATED DOCUMENTS

      Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender's written request, Lender shall have received and approved certified copies thereof.

      SECTION 3.4. ORGANIZATIONAL DOCUMENTS

      On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower and Borrower Principal which must be acceptable to Lender in its sole discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of the Borrower and Borrower Principal, as Lender may request in its sole discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

      SECTION 3.5. OPINIONS OF BORROWER'S COUNSEL

      Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority and enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

      SECTION 3.6. ANNUAL BUDGET

      Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current fiscal year, a copy of which is attached as Exhibit A hereto.

      SECTION 3.7. TAXES AND OTHER CHARGES

      Borrower shall have paid all Taxes and Other Charges (including any in arrears) relating to the Property, which amounts may be funded with proceeds of the Loan.

      SECTION 3.8. COMPLETION OF PROCEEDINGS

      All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

      SECTION 3.9. PAYMENTS

      All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

      SECTION 3.10. TRANSACTION COSTS

      Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer's reports, appraisals and surveys; underwriting and origination expenses; and all actual, reasonable legal fees and expenses charged by counsel to Lender.

      SECTION 3.11. NO MATERIAL ADVERSE CHANGE

      There shall have been no Material Adverse Change in the financial condition or business condition of the Property, Borrower, Borrower Principal, Manager or any other person or party contributing to the operating income and operations of the Property since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Borrower Principal or Affiliated Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

      SECTION 3.12. LEASES AND RENT ROLL

      Lender shall have received copies of all Leases affecting the Property, which shall be satisfactory in form and substance to Lender. Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

      SECTION 3.13. TENANT ESTOPPELS

      Borrower shall have delivered to Lender an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from (a) each Tenant under a Major Lease and (b) disregarding the area leased by those Tenants described in clause (a) herein, Tenants leasing, in the aggregate, not less than seventy-five percent (75%) of the remaining gross leasable area of the Property.

      SECTION 3.14. INTENTIONALLY OMITTED

      SECTION 3.15. SUBORDINATION AND ATTORNMENT

      Borrower shall have delivered to Lender executed instruments acceptable to Lender subordinating to the Mortgage all of the Leases with those tenants indicated on the estoppel/snda chart circulated with the closing checklist.

      SECTION 3.16. TAX LOT

      Lender shall have received evidence that the Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

      SECTION 3.17. PHYSICAL CONDITIONS REPORT

      Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

      SECTION 3.18. MANAGEMENT AGREEMENTS

      Lender shall have received a certified copy of the Management Agreement which shall be satisfactory in form and substance to Lender.

      SECTION 3.19. APPRAISAL

      Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

      SECTION 3.20. FINANCIAL STATEMENTS

      Lender shall have received financial statements and related information in form and substance satisfactory to Lender and in compliance with any Legal Requirements promulgated by the Securities and Exchange Commission, including, without limitation, a balance sheet, income and expense statement and statement of cash flows with respect to Borrower and an operating statement with respect to the Property for the year-to-date 2003, 2002, 2001 and 2000, audited (except with respect to the year-to-date 2003) by an Acceptable Accountant and together with (x) an unqualified opinion of such Acceptable Accountant that such statements have been prepared in accordance with GAAP applied on a consistent basis and (y) a letter from such Acceptable Accountant consenting to the utilization and/or incorporation by reference of such financial statements and opinion in a Securitization involving the Loan.

      SECTION 3.21. INTENTIONALLY OMITTED

      SECTION 3.22. FURTHER DOCUMENTS

      Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

      Borrower and, where specifically indicated, Borrower Principal represents and warrants to Lender as of the Closing Date that:

      SECTION 4.1. ORGANIZATION

      Borrower and Borrower Principal (when not an individual) (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Property, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and in the case of Borrower and Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. Borrower and Borrower Principal represent and warrant that the chart attached hereto as Exhibit B sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower and Borrower Principal (when not an individual) to the extent any such entity is not publicly traded.

      SECTION 4.2. STATUS OF BORROWER

      Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the state of Delaware. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. The organizational identification numbers assigned by the state of incorporation or organization are, with respect to West Fifth, 3658031, and with respect to South Olive, 3658033.

      SECTION 4.3. VALIDITY OF DOCUMENTS

      Borrower and Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Borrower Principal and constitute the legal, valid and binding obligations of Borrower and Borrower Principal enforceable against Borrower and Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      SECTION 4.4. NO CONFLICTS

      The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or Borrower Principal is a party or by which any of Borrower's or Borrower Principal's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or Borrower Principal or any of Borrower's or Borrower Principal's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

      SECTION 4.5. LITIGATION

      Except as disclosed on Schedule 4.5 attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending for which Borrower or an Affiliate of Borrower has been served or, to Borrower's or Borrower Principal's knowledge, threatened in writing against or affecting Borrower, Borrower Principal, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, Borrower Principal, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or Borrower Principal or the condition or ownership of the Property.

      SECTION 4.6. AGREEMENTS

      Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

      SECTION 4.7. SOLVENCY

      Except as disclosed on Schedule 4.7 attached hereto, Borrower and Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower and Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, Borrower Principal or Affiliated Manager (if any) in the last ten (10) years, and neither Borrower nor Borrower Principal or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor Borrower Principal or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or Borrower Principal or Affiliated Manager.

      SECTION 4.8. FULL AND ACCURATE DISCLOSURE

      No statement of fact made by or on behalf of Borrower or Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by Borrower, Borrower Principal or any Affiliate thereof or, to Borrower's knowledge, in any third-party reports delivered on behalf of Borrower or Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Borrower Principal which has not been disclosed to Lender which adversely affects, nor as far as Borrower or Borrower Principal can reasonably foresee, might adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Borrower Principal.

      SECTION 4.9. NO PLAN ASSETS

      Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

      SECTION 4.10. NOT A FOREIGN PERSON

      Neither Borrower nor Borrower Principal is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

      SECTION 4.11. ENFORCEABILITY

      The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable as a whole, and neither Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.

      SECTION 4.12. BUSINESS PURPOSES

      The Loan is solely for the business purpose of Borrower (including distributions to Borrower's constituent entity and all subsequent upstream distributions), and is not for personal, family, household, or agricultural purposes.

      SECTION 4.13. COMPLIANCE

      Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

      SECTION 4.14. FINANCIAL INFORMATION

      All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Borrower Principal and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent in all material respects the financial condition of Borrower, Borrower Principal or the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements.

      SECTION 4.15. CONDEMNATION

      No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

      SECTION 4.16. UTILITIES AND PUBLIC ACCESS; PARKING

      The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for full utilization of the Property for its intended uses. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

      SECTION 4.17. SEPARATE LOTS

      The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

      SECTION 4.18. ASSESSMENTS

      To Borrower's knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.

      SECTION 4.19. INSURANCE

      Borrower has obtained and has delivered to Lender certified copies of all Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and to Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

      SECTION 4.20. USE OF PROPERTY

      The Property is used exclusively for office purposes and other appurtenant and related uses.

      SECTION 4.21. CERTIFICATE OF OCCUPANCY; LICENSES

      All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect. Borrower shall keep and maintain all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the certificate of occupancy and any permits or licenses issued for the Property.

      SECTION 4.22. FLOOD ZONE

      None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements is located within such area, Borrower has obtained the insurance prescribed in Section 8.1(a)(i).

      SECTION 4.23. PHYSICAL CONDITION

      To Borrower's knowledge after due inquiry and except as expressly disclosed in the Physical Conditions Report to Lender, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects. To the best of Borrower's knowledge, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

      SECTION 4.24. BOUNDARIES

(a) None of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.

      SECTION 4.25. LEASES AND RENT ROLL

      Borrower has delivered to Lender a true, correct and complete rent roll for the Property (a "RENT ROLL") which includes all Leases affecting the Property (including schedules for all executed Leases for Tenants not yet in occupancy or under which the rent commencement date has not occurred). Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) and estoppel certificates delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, and to the best of Borrower's knowledge, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and, to the best of Borrower's knowledge, there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by in-person, or e-mail (with respect to Major Leases only) communication to an authorized representative of Borrower or Manager, any notice of a material default under any Lease; (g) to Borrower's knowledge there is no present material default by the Tenant under any Lease;
(h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in each Lease; (j) each Lease is the valid, binding and enforceable obligation of Borrower and, to the best of Borrower's knowledge, the applicable Tenant thereunder and there are no agreements with the Tenants under the Leases other than as expressly set forth in the Leases; (k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease;
(l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof; (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and no other Person has any interest therein except the Tenants thereunder; and (n) no conditions exist which now give any Tenant or party the right to "go dark" pursuant to the provision of its Lease and/or the REA.

      SECTION 4.26. FILING AND RECORDING TAXES

      All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

      SECTION 4.27. MANAGEMENT AGREEMENTS

      The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower's knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. No management fees under the Management Agreement are accrued and unpaid.

      SECTION 4.28. ILLEGAL ACTIVITY

      No portion of the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

      SECTION 4.29. CONSTRUCTION EXPENSES

      All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full. To Borrower's knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

      SECTION 4.30. PERSONAL PROPERTY

      Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

      SECTION 4.31. TAXES

      Borrower and Borrower Principal have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

      SECTION 4.32. PERMITTED ENCUMBRANCES

      None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, impairs the use or the operation of the Property or impairs Borrower's ability to pay its obligations in a timely manner.

      SECTION 4.33. FEDERAL RESERVE REGULATIONS

      Borrower will use the proceeds of the Loan for the purposes set forth in
Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

      SECTION 4.34. INVESTMENT COMPANY ACT

      Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the

Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

      SECTION 4.35. RECIPROCAL EASEMENT AGREEMENTS

      (a) Neither Borrower, nor any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of the REA, and the REA remains unmodified and in full force and effect;

      (b) All easements granted pursuant to the REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

      (c) All sums due and owing by Borrower to the other parties to the REA (or by the other parties to the REA to the Borrower) pursuant to the terms of the REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;

      (d) The terms, conditions, covenants, uses and restrictions contained in the REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

      (e) The terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in the REA, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.

      SECTION 4.36. NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE

      All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, as may be updated by Borrower prior to the closing of the Loan, are accurate and correct in all material respects and sufficiently complete as to not to be misleading in any material respect. To the best of Borrower's knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein or in any other documents delivered to Lender by Borrower or any of its Affiliates or agents to be materially misleading.

      SECTION 4.37. INTELLECTUAL PROPERTY

      All trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing and, to the extent of Borrower's actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

      SECTION 4.38. SURVEY

      The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.2(c) hereof, and to the knowledge of Borrower does not fail to reflect any material matter affecting the Property or the title thereto.

      SECTION 4.39. EMBARGOED PERSON

      To the best of Borrower's knowledge, as of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Borrower Principal constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.
Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Borrower Principal, as applicable, with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Borrower Principal, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

      SECTION 4.40. PATRIOT ACT

      All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the "PATRIOT ACT") and are incorporated into this Section. Each of Borrower and Borrower Principal hereby represents and warrants that Borrower and Borrower Principal and each and every Person affiliated with Borrower or Borrower Principal or that to Borrower's knowledge has an economic interest in Borrower, or, to Borrower's knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a "blocked" person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the "ANNEX"); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, "OFAC"); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender's review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a "blocked" person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower Principal or Borrower (or any of its beneficial owners or affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower, Borrower Principal or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

      SECTION 4.41. SURVIVAL

      Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                   ARTICLE 5
                               BORROWER COVENANTS

      From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

      SECTION 5.1. EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS

      (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of the Property.

      (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender; (v) Borrower shall have furnished the security as may be required in the proceeding or by Lender to ensure compliance by Borrower with the Legal Requirements; and (vi) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

      SECTION 5.2. MAINTENANCE AND USE OF PROPERTY

      Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement or disposal of the Personal Property in the ordinary course of Borrower's business) without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

      SECTION 5.3. WASTE

      Borrower shall not commit or suffer any physical or actual waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

      SECTION 5.4. TAXES AND OTHER CHARGES

      (a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to delinquency; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Subject to Section 5.4(b), Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.

      (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

      SECTION 5.5. LITIGATION

      Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or the Property.

      SECTION 5.6. ACCESS TO PROPERTY

      Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice, provided Lender shall use reasonable efforts to minimize interference with the business of any tenants.

      SECTION 5.7. NOTICE OF DEFAULT

      Borrower shall promptly advise Lender of any Material Adverse Change in the condition (financial or otherwise) of Borrower, Borrower Principal or the Property or of the occurrence of event or circumstance which would constitute a Default or Event of Default of which Borrower has knowledge.

      SECTION 5.8. COOPERATE IN LEGAL PROCEEDINGS

      Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

      SECTION 5.9. PERFORMANCE BY BORROWER

      Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other material agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

      SECTION 5.10. AWARDS; INSURANCE PROCEEDS

      Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

      SECTION 5.11. FINANCIAL REPORTING

      (a) Borrower and Borrower Principal shall keep adequate books and records of account in accordance with GAAP, consistently applied and shall furnish to
Lender:

            (i) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual certified rent rolls signed and dated by Borrower, detailing the names of all Tenants of the Improvements, the portion of Improvements (in terms of square footage) occupied by each Tenant, the base rent, additional rent and any other charges payable under each Lease (including annual store sales required to be reported by Tenant under any Lease), and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

            (ii) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual operating statements of the Property, prepared and certified by the chief financial officer of Borrower in form acceptable to Lender in its reasonable discretion (with the annual operating statement prepared and audited by an Acceptable Accountant), detailing the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within thirty (30) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

            (iii) quarterly and annual balance sheets, profit and loss statements, statements of cash flows, and statements of change in financial position of Borrower and Borrower Principal in form reasonably acceptable to Lender (with the annual financial statements prepared and audited by an Acceptable Accountant), within forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower and Borrower Principal, as applicable, as the case may be; and

            (iv) an Annual Budget not later than thirty (30) days prior to the commencement of each fiscal year of Borrower in form reasonably satisfactory to Lender. In the event that Lender objects to a proposed Annual Budget submitted by Borrower, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower in writing of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Lender shall have a period of thirty (30) days from receipt of such Annual Budget, together with any other related documentation reasonably requested by Lender, in which to approve or reject such Annual Budget, provided that such Annual Budget is accompanied by a written request from Borrower marked in bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN THIRTY (30) DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY - LENDER'S RESPONSE REQUIRED IN THIRTY (30) DAYS". In the event that Lender fails to approve or reject such Annual Budget in such period of time, Lender's consent to such Annual Budget shall be deemed given. Until such time that Lender approves a proposed Annual Budget, which approval shall not be unreasonably withheld, conditioned or delayed, the most recent Annual Budget shall apply; provided that, such approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums, utilities expenses and expenses under the Management Agreement.

      (b) Upon request from Lender, Borrower shall promptly furnish to Lender:

            (i) a property management report for the Property, containing a list of prospective tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly;

            (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions; and

            (iii) a report of all letters of credit provided by any Tenant in connection with any Lease of any part of the Property, including the account numbers of such letters of credit, the names and addresses of the financial institutions that issued such letters of credit and the names of the Persons to contact at such financial institutions, along with any authority or release necessary for Lender to obtain information regarding such letters of credit directly from such financial institutions.

      (c) Borrower shall comply with the following:

            (i) If requested by Lender, Borrower shall provide Lender, promptly upon request, with the following financial statements if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan when combined with the principal amount of any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan when combined with the principal amount of any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 20% of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in the Securitization:

                  (A) A balance sheet with respect to the Property for the two most recent fiscal years, meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act and statements of income and statements of cash flows with respect to the Property for the three most recent fiscal years, meeting the requirements of
            Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the date of the document in which such financial statements are included, interim financial statements of the Property meeting the requirements of
            Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the "STANDARD STATEMENTS").

                  (B) Not later than 30 days after the end of each fiscal
            quarter following the date hereof, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of
            Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing following the last day of the most recent fiscal year and ending on the date of such balance sheet and for the corresponding period of the most recent fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent fiscal year Acquired Property Statements were permitted to be provided hereunder pursuant to subsection (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period).

                  (C) Not later than 75 days after the end of each fiscal year following the date hereof, a balance sheet of the Property as of the end of such fiscal year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such fiscal year, meeting the requirements of Section 210.3-02 of Regulation S-X.

                  (D) Within ten Business Days after notice from Lender in
            connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each an "OFFERING DOCUMENT DATE") of each Disclosure Document, Borrower shall have provided Lender with all financial statements as described in subsection (f)(i) above; provided that the fiscal year and interim periods for which such financial statements shall be provided shall be determined as of such Offering Document Date.

            (ii) If requested by Lender, Borrower shall provide Lender, promptly upon request, with summaries of the financial statements referred to in
      Section 5.11(c) hereof if, at the time a Disclosure Document is being prepared for a Securitization, it is expected that the principal amount of the Loan and any Affiliated Loans at the time of Securitization may, or if the principal amount of the Loan and any Affiliated Loans at any time during which the Loan and any Affiliated Loans are included in a Securitization does, equal or exceed 10% (but is less than 20%) of the aggregate principal amount of all mortgage loans included or expected to be included, as applicable, in a Securitization. Such summaries shall meet the requirements for "summarized financial information," as defined in
      Section 210.1-02(bb) of Regulation S-X, or such other requirements as may be determined to be necessary or appropriate by Lender.

            (iii) All financial statements provided by Borrower hereunder pursuant to Section 5.11(c)(i) and (ii) hereof shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other applicable legal requirements. All financial statements referred to in Section 5.11(c)(i)(A)and (C) above shall be audited by Acceptable Accountants in accordance with Regulation S-X and all other applicable legal requirements, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other applicable legal requirements, and shall be further accompanied by a manually executed written consent of the Acceptable Accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such Acceptable Accountants and the reference to such Acceptable Accountants as "experts" in any Disclosure Document and Exchange Act Filing (as defined below), all of which shall be provided at the same time as the related financial statements are required to be provided.

      All financial statements (audited or unaudited) provided by Borrower under this Section 5.11 shall be certified by the chief financial officer or administrative member of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this Section 5.11(c)(iii).

            (iv) If requested by Lender, Borrower shall provide Lender, promptly upon request, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation S-X or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an "EXCHANGE ACT FILING") or as shall otherwise be reasonably requested by Lender.

            (v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or other legal requirements are other than as provided herein, then notwithstanding the provisions of Section 5.11(c) hereof, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statement and/or Standard Statements or such other financial statements as Lender determines to be necessary or appropriate for such compliance.

            (vi) Any reports, statements or other information required to be delivered under this Agreement shall be delivered in paper form and in the event that Lender requires financial statements in connection with subsection (c) above because the Loan when combined with the principal amount of any Affiliated Loans equal or exceed 20% of the aggregate principal amount of all mortgage loans included in a Securitization (defined below), Borrower shall deliver such reports, statements and other information (A) on a diskette, and (B) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).

      (d) Borrower and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender (including, without limitation, any financial reports required to be delivered by any Tenant or any guarantor of any Lease pursuant to the terms of such Lease), and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

      (e) All items requiring the certification of Borrower shall, except where Borrower is an individual, require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

      SECTION 5.12. ESTOPPEL STATEMENT

      (a) After request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth
(i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

      (b) After request by Borrower, Lender shall promptly deliver to Borrower a beneficiary's statement on Lender's (or its servicer's) then current form of such document, which shall include the balance of the Loan, the then applicable interest rate and the balances in the Reserve Accounts. In a separate writing, Lender shall provide to Borrower, to the extent true, a statement that Lender has not delivered any notices of default to Borrower.

      (c) Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease. Other than in connection with a Securitization, Borrower shall not be required to use its best efforts to deliver such estoppel certificates more than once per year so long as no Event of Default exists.

      SECTION 5.13. LEASING MATTERS

      (a) Borrower may enter into a proposed Lease (including the renewal or extension of an existing Lease (a "RENEWAL LEASE")) without the prior written consent of Lender, provided such proposed Lease or Renewal Lease (i) provides for rental rates and terms comparable to existing local market rates and terms (taking into account the type and quality of the tenant) as of the date such Lease is executed by Borrower (unless, in the case of a Renewal Lease, the rent payable during such renewal, or a formula or other method to compute such rent, is provided for in the original Lease), (ii) is an arm's-length transaction with a bona fide, independent third party tenant, (iii) does not have a materially adverse effect on the value of the Property taken as a whole, (iv) is subject and subordinate to the Mortgage and the Tenant thereunder agrees to attorn to Lender, either by the terms of such Renewal Lease or pursuant to a subordination, non-disturbance and attornment agreement on Lender's then current form (v) does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, (vi) has a base term of less than fifteen (15) years including options to renew, (vii) has no rent credits, free rents or concessions granted thereunder, other than as consistent with then market standards for prudent institutional owners of Class A office buildings in the sub-market where the Property is located, and (viii) is written on the standard form of lease approved by Lender and attached hereto as Exhibit C, subject to tenant specific negotiated changes which do not, individually or in the aggregate, cause a Material Adverse Change with respect to the Property or the financial condition of Borrower. All proposed Leases which do not satisfy the requirements set forth in this subsection shall be at Borrower's expense and subject to the prior approval of Lender and its counsel, such consent not to be unreasonably withheld or delayed. Borrower shall promptly deliver to Lender copies of all Leases which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this Section.

      (b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases (or refrain from such observance or performance to the extent the same is in accordance with prudent institutional ownership practices for properties similar to and in the same sub-market as Property) and shall not do or permit to be done anything to impair the value of any of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed unless Borrower, in accordance with prudent institutional ownership practices for properties similar and in the same sub-market as the Property, elects not to enforce any such term, covenant or condition; (iv) shall not collect any of the Rents more than one (1) month in advance (except security deposits shall not be deemed Rents collected in advance); (v) shall not execute any other assignment of the landlord's interest in any of the Leases or the Rents; and (vi) shall not consent to any assignment of or subletting under any Leases not in accordance with their terms, without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed.

      (c) Borrower may, without the prior written consent of Lender, amend, modify or waive the provisions of any Lease or terminate, reduce Rents under, accept a surrender of space under, or shorten the term of, any Lease (including any guaranty, letter of credit or other credit support with respect thereto) provided that such action (taking into account, in the case of a termination, reduction in rent, surrender of space or shortening of term, the planned alternative use of the affected space) does not have a materially adverse effect on the value of the Property taken as a whole, and provided that such Lease, as amended, modified or waived, is otherwise in compliance with the requirements of this Agreement and any subordination agreement binding upon Lender with respect to such Lease. A termination of a Lease with a tenant who is in default beyond applicable notice and grace periods shall not be considered an action which has a materially adverse effect on the value of the Property taken as a whole. Any amendment, modification, waiver, termination, rent reduction, space surrender or term shortening which does not satisfy the requirements set forth in this subsection shall be subject to the prior approval of Lender and its counsel, at Borrower's expense. Borrower shall promptly deliver to Lender copies of amendments, modifications and waivers which are entered into pursuant to this subsection together with Borrower's certification that it has satisfied all of the conditions of this subsection.

      (d) Notwithstanding anything contained herein to the contrary, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, amend, modify, waive any material provisions of, terminate, reduce Rents under, accept a surrender of space under, or shorten the term of any Major Lease.

      (e) Notwithstanding anything to the contrary contained herein, to the extent Lender's prior approval is required for any leasing matters set forth in this Section 5.13, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in capitalized bold lettering with the following language: "LENDER'S RESPONSE IS REQUIRED WITHIN TEN
(10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER" and the envelope containing the request must be marked "PRIORITY- LENDER'S RESPONSE REQUIRED IN TEN (10) BUSINESS DAYS". In the event that Lender fails to respond to the leasing matter in question within such time, Lender's approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as required by Lender.

      SECTION 5.14. PROPERTY MANAGEMENT

      (a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

      (b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; or (iii) a default has occurred and is continuing beyond applicable cure periods under the Management Agreement, Borrower shall, at the request of Lender, terminate the Management Agreement upon sixty (60) days prior notice to Manager and replace Manager with a Qualified Manager reasonably approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

      (c) In addition to the foregoing, in the event that Lender, in Lender's reasonable discretion, at any time prior to the termination of the Assignment of Management Agreement, determines that the Property is not being managed in accordance with generally accepted management practices for projects similarly situated, Lender may deliver written notice thereof to Borrower and Manager, which notice shall specify with particularity the grounds for Lender's determination. If Lender reasonably determines that the conditions specified in Lender's notice are not remedied to Lender's reasonable satisfaction by Borrower or Manager within sixty (60) days from the date of such notice or that Borrower or Manager have failed to diligently undertake correcting such conditions within such sixty (60) day period, Lender may direct Borrower to terminate the Management Agreement, provided Borrower has the right to do so pursuant to the terms of the Management Agreement, and to replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

      (d) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

      (e) No resignation of Manager shall be effective unless (i) Manager provides ninety (90) days prior written notice of its intent to resign and (ii) a Qualified Manager has assumed responsibility for the management of the Property pursuant to a written management agreement in form and substance acceptable to Lender.

      SECTION 5.15. LIENS

      Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances and liens being contested in accordance with Sections 5.1(b) and 5.4(b) of this Agreement.

      SECTION 5.16. DEBT CANCELLATION

      Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

      SECTION 5.17. ZONING

      Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

      SECTION 5.18. ERISA

      (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

      (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                  (A) Equity interests in Borrower are publicly offered
            securities, within the meaning of 29 C.F.R. Section
            2510.3-101(b)(2);

                  (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

      SECTION 5.19. NO JOINT ASSESSMENT

      Borrower shall not suffer, permit or initiate the joint assessment of the Property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

      SECTION 5.20. RECIPROCAL EASEMENT AGREEMENTS

      Borrower shall not enter into, terminate or modify any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

      SECTION 5.21. ALTERATIONS

      Lender's prior approval (not to be unreasonably withheld) shall be required in connection with any alterations to any Improvements, exclusive of alterations to tenant spaces required under any Lease, (a) that may have a material adverse effect on the Property, (b) that affect the structure of the applicable building or (c) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (i) cash, (ii) direct non-callable obligations of the United States of America or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent acceptable to the applicable Rating Agencies, (iii) other securities acceptable to Lender and the Rating Agencies, or (iv) a completion bond, provided that such completion bond is acceptable to the Lender and the Rating Agencies. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

                                   ARTICLE 6
                                ENTITY COVENANTS

      SECTION 6.1. SINGLE PURPOSE ENTITY/SEPARATENESS

      Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

      (a) Borrower has not and will not:

            (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

            (ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

            (iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

            (iv) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the provisions of its organizational documents;

            (v) own any subsidiary, or make any investment in, any Person;

            (vi) commingle its assets with the assets of any other Person;

            (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;

            (viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person; except that Borrower's financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that such consolidated financial statements contain a footnote indicating that Borrower is a separate legal entity and that it maintains separate books and records;

            (ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

            (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (xi) (A) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person or (B) other than with respect to (I) the obligations of Borrower guaranteed by Borrower Principal pursuant to the terms of the Loan Documents, (II) reimbursement obligations, if any, of Borrower Principal or its Affiliates (other than Borrower) to the Issuing Bank with respect to the Reserve Letters of Credit or (III) the Principals Guaranty, permit any of its partners, members, shareholders or other Affiliates to guarantee, become obligated for or hold its credit out to be responsible for any of the debts or obligations of Borrower;

            (xii) make any loans or advances to any Person;

            (xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

            (xiv) identify itself as a division or part of any Affiliate or fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

            (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (xvi) without the unanimous written consent of all of its members and the written consent of 100% of the managers of Borrower, including, without limitation, each Independent Manager, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

            (xvii) fail to allocate, fairly and reasonably, shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks with the result that Borrower bears its fair share of such expenses, such allocation to be reasonable, in good faith and consistent with sound accounting practices;

            (xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

            (xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

            (xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan;

            (xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations;

            (xxii) permit any Affiliate independent access to its bank accounts other than with respect to the Manager in its capacity as manager of the Property pursuant to the Management Agreement;

            (xxiii) fail to maintain the resolutions, agreements and other instruments regarding the transactions contemplated by the Loan as official records; or

            (xxiv) fail to make all oral and written communication, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in the name of Borrower.

      (b) Borrower shall have as its sole member the Senior Mezzanine Borrower. Borrower shall maintain its status as a single member Delaware limited liability company.

      (c) The limited liability company agreement of Borrower (the "LLC AGREEMENT") shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower ("MEMBER") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Manager of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("SPECIAL MEMBER") and shall continue Borrower without dissolution and (ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Manager. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the "ACT"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower, (iv) Special Member, in its capacity as Special Member, may not bind Borrower and

(v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, its capacity as Independent Manager, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

      Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

      SECTION 6.2. CHANGE OF NAME, IDENTITY OR STRUCTURE

      Borrower shall not change or permit to be changed (a) Borrower's name, (b) Borrower's identity (including its trade name or names), (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or if such change would adversely impact the covenants set forth in Section 6.1 and Section 6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

         SECTION 6.3. BUSINESS AND OPERATIONS

         Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

         SECTION 6.4. INDEPENDENT MANAGER

         (a) The organizational documents of Borrower shall provide that at all times there shall be, and Borrower shall cause there to be, at least two duly appointed members of the board of managers (each an "INDEPENDENT MANAGER") of Borrower reasonably satisfactory to Lender each of whom are not at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a manager of Borrower, either (i) a shareholder (or other equity owner) of, or an officer, director, partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower or any of its shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or any Affiliate of any of them; (iii) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or
(iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

         (b) The organizational documents of Borrower shall provide that the board of managers of Borrower shall not take any action which, under the terms of any certificate of organization, operating agreement or any voting trust agreement with respect to any membership interests, requires a unanimous vote of the board of managers of Borrower unless at the time of such action there shall be at least two members of the board of managers who are Independent Managers. Borrower shall not will not, without the unanimous written consent of its board of managers including each Independent Manager, on behalf Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

                                   ARTICLE 7
                             NO SALE OR ENCUMBRANCE

         SECTION 7.1. TRANSFER DEFINITIONS

         For purposes of this Article 7 an "AFFILIATED MANAGER" shall mean any managing agent of the Property, other than Borrower Principal, in which Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower, Borrower Principal or any affiliate of such entities has, directly or indirectly, any Controlling legal, beneficial or economic interest; "CONTROL" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise;

"RESTRICTED PARTY" shall mean Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower, Borrower Principal, any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower, Borrower Principal, any Affiliated Manager or any non-member manager, provided, however, that no direct or indirect owners of Borrower Principal, other than Sponsor, shall be included within the definition of Restricted Party; and a "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest, except for Permitted Encumbrances.

         SECTION 7.2. NO SALE/ENCUMBRANCE

         (a) Except as provided in Section 7.3 below, Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "PROHIBITED TRANSFER"), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13, without the prior written consent of Lender.

         (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

         SECTION 7.3. PERMITTED TRANSFERS

         Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (b) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party;

provided, however, no such transfers shall result in a change in Control in Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower or Borrower Principal or a change in the Manager, and as a condition to each transfer of direct interests in Borrower (to the extent otherwise permitted hereunder), Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer, (c) the transfer of interests held by Sponsor and its Affiliates in any Restricted Party other than Borrower, Senior Mezzanine Borrower or Junior Mezzanine Borrower in connection with the purchase, sale and/or financing of the ownership interests in other properties owned by Sponsor, provided, that (i) no such transfers shall result in a change in Control in Borrower or a change in Control of the Manager (ii) Sponsor remains at all times the general partner of Borrower Principal, and (iii) Sponsor continues to own no less than twenty-five percent (25%) of the direct or indirect interests in Borrower, (d) transfers of direct or indirect interests in Borrower Principal, provided, that (i) no such transfers shall result in a change in Control in Borrower or a change in Control of the Manager (ii) Sponsor remains at all times the general partner of Borrower Principal, and (iii) Sponsor continues to own no less than twenty-five percent (25%) of the direct or indirect interests in Borrower, (e) so long as Sponsor is a publicly traded company, the pledge of Sponsor's interests in any Restricted Party other than Borrower, Senior Mezzanine Borrower or Junior Mezzanine Borrower to secure an operating debt facility of Sponsor, provided that (i) such operating debt facility is secured by a pledge of interests in entities having a direct or indirect interest in substantially all of the properties directly or indirectly owned by Sponsor and (ii) the beneficiary of such pledge shall be a major financial institution with significant real estate experience involving properties similar to the Property, (f) Sponsor and its Affiliates may sell (but not pledge) to a Qualified Investor up to 75% of the direct or indirect, non-managing membership interests in Borrower, Senior Mezzanine Borrower or Junior Mezzanine Borrower, provided that (i) Sponsor at all times maintains Control of the Borrower (subject to the veto rights, if any, of such Qualified Investor with respect to Major Decisions, provided that no such veto right shall be construed to affect any rights or remedies of Lender under the Loan Documents), Senior Mezzanine Borrower and Junior Mezzanine Borrower (ii) Sponsor shall at all times own, directly or indirectly, at least 25% of the ownership interests in Borrower, and (iii) the Property shall at all times be managed by a Qualified Manager, (g) transfers of ownership interests in Sponsor so long as Sponsor is a publicly traded entity, (h) the merger of Sponsor with or into another entity, provided that (x) the surviving entity is publicly traded and
(y) such merger does not result in a change of Control in Borrower or Borrower Principal, (i) encumbrances of the Tower Parcel portion of the Property with 365 parking covenants for the benefit of the property located at 444 South Flower Street, Los Angeles, California substantially in the form attached hereto as Exhibit E, to which Lender will subordinate the lien of the Mortgage pursuant to an agreement that would be satisfactory to a prudent institutional lender or (j) the encumbrance of the Garage Parcel with parking covenants covering up to 814 spaces, provided that such covenants and any related agreements are in form and substance reasonably acceptable to Lender and further provided that no such covenants or agreements shall result in (x) a breach of the terms of any Lease at the Tower Parcel or (y) a Material Adverse Change. Notwithstanding anything to the contrary contained in this Section 7.3, if any Sale or Pledge permitted under this Section 7.3 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower or Borrower Principal, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

         SECTION 7.4. LENDER'S RIGHTS

         Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof, in Lender's reasonable discretion provided that such modifications shall not alter the basic economic terms of the Loan, and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one-half of one percent (0.5%) of the outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) to the extent that a Prohibited Transfer would result in a change of Control of Borrower, a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its reasonable discretion to be in the interest of Lender. All out-of-pocket expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Section 7.4, in the event a substantive non-consolidation opinion was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in Borrower, Senior Mezzanine Borrower, Junior Mezzanine Borrower or Borrower Principal, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

         SECTION 7.5. ASSUMPTION

         Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender shall not unreasonably withhold consent to a transfer of the Property in its entirety to, and the related assumption of the Loan by, any Person (a "TRANSFEREE") provided that each of the following terms and conditions are satisfied:

         (a) no Default or Event of Default has occurred and is continuing;

         (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $25,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate;

         (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one-half of one percent (0.5%) of the then outstanding principal balance of the Note, and (ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

         (d) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

         (e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

         (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

         (g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of

Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

         (h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

         (i) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, subject to customary qualifications acceptable to Lender in connection with the closing of the Loan, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (E) with respect to such other matters as Lender may reasonably request;

         (j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

         (k) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5; and

         (l) Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this
Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property.

                                   ARTICLE 8
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

         SECTION 8.1. INSURANCE

         (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

                  (i) comprehensive "all risk" insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i), provided, further, that the insurance pursuant to clause (z) hereof shall provide for no deductible in excess of 5% of the total insurable value (which includes annual rental value) of the properties insured under the applicable policy;

                  (ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000;
         (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article 12 and Article 14 hereof to the extent the same is available;

                  (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until such rents or income, as applicable, either return to the same level that existed prior to the loss, or the expiration of twenty-four (24) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve
         (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

                  (iv) at all times during which material structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "all risks" insured against pursuant to subsection
         (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                  (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

                  (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

                  (vii) excess liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

                  (viii) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

         The Policies required to be maintained pursuant to clauses (i) through
(viii) above shall contain no exclusion for Losses resulting from acts of terrorism as certified under the Terrorism Risk Insurance Act of 2002, as the same may be amended from time to time.

         (b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "AA-" or better by at least two Rating Agencies, one of which must be S&P or such other Rating Agencies approved by Lender, provided, however, that if Borrower elects to have its insurance coverage provided by a syndicate of insurers, then (i) if such syndicate consists of 5 or more members, (A) at least 60% of the insurance coverage (and 100% of the first layer of such coverage) shall be provided by insurance companies having a claims paying ability rating of "AA-" or better by at least two Rating Agencies, one of which must be S&P, and (B) of the remaining 40% of the coverage, (I) 30% (of the total syndicate) shall be provided by insurance companies having a claims paying ability rating of "BBB-" or better by at least two Rating Agencies, one of which must be S&P, and (II) the remaining 10% (of the total syndicate) shall be provided by insurance carriers having a general policy rating of "A" or better and a financial class of "XII" or better by A.M. Best Company, Inc., or (ii) if such syndicate consists of four or fewer members,
(A) at least 75% of the insurance coverage (and 100% of the first layer of such coverage) shall be provided by insurance companies having a claims paying ability rating of "AA" or better by at least two Rating Agencies, one of which must be S&P, and (B) of the remaining 25% of the coverage, (I) 15% (of the total syndicate) shall be provided by insurance companies having a claims paying ability rating of "BBB-" or better by at least two Rating Agencies, one of which must be S&P, and (II) the remaining 10% (of the total syndicate) shall be provided by insurance carriers having a general policy rating of "A" or better and a financial class of "XII" or better by A.M. Best Company, Inc. Notwithstanding anything to the contrary contained herein, Lender shall accept an "all-risk" Policy issued by Factory Mutual Insurance Company ("Factory Mutual"), provided that (I) Factory Mutual maintains a general policy rating of "A" or better and a financial class of "XII" or better by A.M. Best Company, Inc. and a claims paying ability rating of "A+" or better by Fitch, and (II) in connection with a Securitization, Lender confirms that, in Lender's reasonable determination based on information from the Rating Agencies, the ratings assigned to the portion or the Securitization represented by the Loan will not be adversely affected as a result of the "all-risk" Policy being issued by Factory Mutual The Policies described in Section 8.1(a) shall designate Lender and its successors and assigns as additional insureds, mortgagees and/or loss payee as deemed appropriate by Lender. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, renewal Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS") shall be delivered by Borrower to Lender.

         (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).

         (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

         (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

                  (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                  (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' prior written notice to Lender;

                  (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

                  (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

         (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

         SECTION 8.2. CASUALTY

         If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of the Property in accordance with Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to Section 8.4 (unless Borrower has satisfied all conditions set forth in Section 8.4 and Lender does not disburse the Net Proceeds, in which case Borrower shall have no obligation under this Agreement to restore the Property). Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

         SECTION 8.3. CONDEMNATION

         Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of
Section 8.4, whether or not Lender makes any Net Proceeds available pursuant to
Section 8.4. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

         SECTION 8.4. RESTORATION

         The following provisions shall apply in connection with the Restoration of the Property:

         (a) If the Net Proceeds shall be less than $2,500,000.00 and the costs of completing the Restoration shall be less than $2,500,000.00, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

         (b) If the Net Proceeds are equal to or greater than $2,500,000.00 or the costs of completing the Restoration are equal to or greater than $2,500,000.00, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term "NET PROCEEDS" for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                  (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                           (A) no Event of Default shall have occurred and be
                  continuing;

                           (B) (1) in the event the Net Proceeds are Insurance
                  Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of a Casualty or
                  (2) in the event the Net Proceeds are Condemnation Proceeds, less than fifteen percent (15%) of the land constituting the Property is taken, such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land;

                           (C) Leases covering in the aggregate at least
                  seventy-five percent (75%) of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, and each Major Lease in effect as of such date shall remain in full force and effect during and after the completion of the Restoration without abatement of rent beyond the time required for Restoration;

                           (D) Borrower shall commence the Restoration as soon
                  as reasonably practicable (but in no event later than ninety
                  (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion, with commencement defined for purposes hereof to mean the filing of the requisite applications and ancillary paperwork necessary to receive building permits;

                           (E) Lender shall be satisfied that any operating
                  deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above;

                           (F) Lender shall be satisfied that the Restoration
                  will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or material agreements affecting the Property, (3) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (4) the expiration of the insurance coverage referred to in Section 8.1(a)(iii);

                           (G) the Property and the use thereof after the
                  Restoration will be in compliance with and permitted under all Legal Requirements;

                           (H) the Restoration shall be done and completed by
                  Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

                           (I) such Casualty or Condemnation, as applicable,
                  does not result in the loss of access to the Property or the Improvements, which access is otherwise not replaced via new improvements to the Property or an access easement (respectively);

                           (J) Borrower shall deliver, or cause to be delivered,
                  to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the estimated entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

                           (K) the Net Proceeds together with any cash or cash
                  equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

                  (ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender (and in accordance with applicable Legal Requirements) and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses.

                  (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "RESTORATION CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $250,000 under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

                  (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "Restoration Retainage" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                  (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                  (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

                  (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower (or as directed by Borrower), provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

         (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.

         (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

                                   ARTICLE 9
                                  RESERVE FUNDS

         SECTION 9.1. MIZUHO TERMINATION RESERVE

         (a) Borrower has established an Eligible Account with Lender or Lender's agent (the "MIZUHO TERMINATION RESERVE ACCOUNT") into which Borrower has deposited $2,300,000.00. Amounts on deposit in the Debt Service Reserve Account shall hereinafter be referred to as "MIZUHO TERMINATION RESERVE FUNDS."

         (b) So long as no Event of Default exists, Lender shall disburse to Borrower on each Payment Date commencing with the Payment Date in August, 2003 the sum of $38,333.33 from the Mizuho Termination Reserve Funds.

         SECTION 9.2. REPLACEMENTS

         (a) On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property, including, but not limited to, those repairs, replacements and improvements more particularly described in (i) the Physical Conditions Report prepared in connection with the closing of the Loan and (ii)
Schedule II attached hereto and made a part hereof (collectively, the "REPLACEMENTS"). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

         (b) Borrower has established an Eligible Account with Lender or Lender's agent to fund the Replacements (the "REPLACEMENT RESERVE ACCOUNT") into which Borrower shall deposit on the date hereof $-0-. In addition, Borrower shall deposit (i) $26,935.79 into the Replacement Reserve Account on each Payment Date commencing with the Payment Date in August, 2003 and continuing through and including the Payment Date occurring in August, 2005 and (ii) $9,158.17 into the Replacement Reserve Account on each Payment Date thereafter, including, without limitation, during the Extension Term, if applicable (the "REPLACEMENT RESERVE MONTHLY DEPOSIT"). Amounts so deposited shall hereinafter be referred to as "REPLACEMENT RESERVE FUNDS." Lender may, in its reasonable discretion, based on its good faith belief that additional funds are necessary, adjust the Replacement Reserve Monthly Deposit from time to time to an amount sufficient to maintain the proper maintenance and operation of the Property. In the event Lender shall at any time increase the Replacement Reserve Monthly Deposit, Borrower may, at its election, request that Lender obtain, at the sole cost and expense of Borrower, a Physical Conditions Report prepared by an engineer selected by Lender in its reasonable discretion, in which case the Replacement Reserve Monthly Deposit shall be adjusted by Lender based on the results of such report, provided that in no event shall such amounts be reduced below the initial amount of the Replacement Reserve Monthly Deposit set forth in herein.

         (c) (i) In lieu of making deposits into the Replacement Reserve Account, Borrower may deliver to Lender a letter of credit that satisfies each of the criteria set forth in the definition of Letter of Credit in this Agreement and is in an amount equal to the product of twelve (12) times the amount of the then applicable Replacement Reserve Monthly Deposit (the "RESERVE LETTER OF CREDIT"). If, at any time, Borrower fails to maintain the Reserve Letter of Credit in such amount, Borrower shall deposit the Replacement Reserve Monthly Deposit into the Replacement Reserve Account in accordance with the terms of Section 9.2(b) hereof.

                  (ii) Borrower shall have no draw or reduction rights with respect to the Reserve Letter of Credit and no rights to disbursement from any of the proceeds of the Reserve Letter of Credit. Lender have the same rights, and upon the same terms and conditions, to draw down the Reserve Letter of Credit and apply the proceeds thereof as Lender would have to apply (rather than disburse to Borrower) the Replacement Reserve Funds under the terms of this Agreement.

                  (iii) At its election, Borrower may obtain a release of the Reserve Letter of Credit provided that (A) Borrower provides no less than ten (10) Business Days' prior written notice to Lender of the proposed release, (B) on or prior to the release of the Reserve Letter of Credit, Borrower deposits into the Replacement Reserve Account the cash amount equal to fifty percent (50%) of the face amount of the Reserve Letter of Credit and (C) following such release of the Reserve Letter of Credit, the provisions of this Section 9.2(c) shall no longer be of any force or effect and Borrower shall comply with the terms of
         Section 9.2(b) hereof.

                  (iv) Lender shall release and return the Reserve Letter of Credit to Borrower upon satisfaction of the same conditions for release of the balance of the Replacement Reserve Funds as set forth in Section 9.5(k) hereof.

                  (v) In the event that there are any sums on deposit in the Replacement Reserve Account as of the date that Lender receives the Reserve Letter of Credit, Lender shall promptly disburse such sums to Borrower.

         SECTION 9.3. TENANT IMPROVEMENTS/LEASING COMMISSIONS

         (a) Borrower hereby agrees to (a) perform, or cause to be performed, tenant improvements required under the Latham Lease and the MoFo Lease (collectively, the "TENANT IMPROVEMENTS"), and (b) pay the costs of leasing commissions incurred by Borrower in connection with the leasing of the Property or a portion thereof (collectively, "LEASING COMMISSIONS").

         (b) Borrower has established an Eligible Account with Lender or Lender's agent to fund Tenant Improvements and Leasing Commissions (the "LEASING RESERVE ACCOUNT") into which Borrower has deposited $7,395,002.00. In addition, Borrower shall deposit with Lender into the Leasing Reserve Account (i) on each Payment Date, the applicable TI/LC Monthly Deposit and (ii) any sum or termination fee payable to Borrower in connection with any Tenant's election to exercise any early termination option contained in either the Latham Lease or the MoFo Lease (the "TERMINATION FEE DEPOSIT") on the date of Borrower's receipt thereof. Amounts so deposited shall hereinafter be referred to as the "LEASING RESERVE FUNDS."

         SECTION 9.4. REQUIRED WORK

         Borrower shall diligently pursue all Replacements and Tenant Improvements (the "REQUIRED WORK") to completion in accordance with the following requirements:

         (a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $250,000. Upon Lender's request, Borrower shall assign any contract to Lender.

         (b) In the event Lender determines in its reasonable discretion that any Required Work is not being or has not been performed in a workmanlike or timely manner, and upon Borrower's failure to cure such condition within fifteen
(15) days of notice thereof from Lender, Lender shall have the option to withhold disbursement for such unsatisfactory Required Work and to proceed under existing contracts or to contract with third parties to complete such Required Work and to apply the Replacement Reserve Funds toward the labor and materials necessary to complete such Required Work, without providing any further notice to Borrower and to exercise any and all other remedies available to Lender upon an Event of Default hereunder. Notwithstanding the foregoing, Lender shall not be required to provide any advance notice to Borrower in the event that Lender determines in good faith that the performance of such Required Work is of an emergency nature.

         (c) In order to facilitate Lender's completion of the Required Work, Borrower grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete the Required Work and/or employ watchmen to protect the Property from damage. Notwithstanding the foregoing, Lender shall provide Borrower written notice of who Lender intends shall perform any Required Work or which watchmen shall protect the Property from Damage as described in Section 9.4(b) or this Section 9.4(c). If within three Business Days after receipt of such notice, Borrower provides written notice to Lender that, in Sponsor's reasonable judgment, the use of such entities or individuals to perform the work or protect the Property could adversely affect Sponsor's ability to qualify as a real estate investment trust under the Code, Lender shall not employ such entities or individuals, and in such case the Lender shall repeat the process described above, and the Borrower shall have the same consent rights as described above. Any reasonable costs or expenses incurred by Lender as a result of this notice process shall be paid by Borrower. In addition, Lender shall not be required to provide any notice to Borrower nor shall Borrower have any veto rights over the entities or individuals selected by Lender if Lender determines, in its good faith reasonable discretion, that an emergency situation exists at the Property. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. To the extent that Lender has the right to enter the Property and to perform work under Section 9.4 (b) above, for this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Work in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Work;
(ii) to make such additions, changes and corrections to the Required Work as shall be necessary or desirable to complete the Required Work; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Work, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Agreement.

         (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Work; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Work; (iii) obligate Lender to proceed with the Required Work; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Work.

         (e) Provided Lender gives Borrower notice at least 1 day in advance, Borrower shall permit Lender and Lender's bonded and insured agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Work pursuant to this Section
9.4 to enter onto the Property during normal business hours (subject to the rights of tenants under their Leases and provided Landlord uses reasonable efforts to minimize interference with such tenants) to inspect the progress of any Required Work and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Work which are or may be kept at the Property, and to complete any Required Work made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this Section 9.4 or the completion of Required Work pursuant to this Section 9.4. Other than in connection with what Lender determines to be an emergency situation, Lender agrees not to conduct any invasive testing.

         (f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower's expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which payment or reimbursement is sought. With respect to any such disbursement request greater than or equal to $50,000, Borrower shall pay Lender a reasonable inspection fee not exceeding $1,000 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

         (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).

         (h) Before each disbursement of the Replacement Reserve Funds in excess of $35,000, Lender may require Borrower to provide Lender with a search of title to the Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's or other Liens of any nature have been placed against the Property since the date of recordation of the Mortgage and that title to the Property is free and clear of all Liens (except for Permitted Encumbrances).

         (i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

         (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.

         SECTION 9.5. RELEASE OF RESERVE FUNDS

         (a) Upon written request from Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to Borrower amounts from (i) the Replacement Reserve Account to pay for the actual costs of any approved Replacements or (ii) the Leasing Reserve Account to the extent necessary to reimburse Borrower for the actual costs of Tenant Improvements and/or Leasing Commissions incurred, provided that (A) such Leasing Commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such Leasing Commissions are due, and
(B) the amount of such Leasing Commissions are determined pursuant to arm's-length transactions between Borrower and any leasing agent to which a Leasing Commission is due. Notwithstanding the preceding sentence, in no event shall Lender be required to (x) disburse funds from any of the Reserve Accounts if an Event of Default exists, or (y) disburse funds from the Replacement Reserve Account to pay for the costs of routine repairs or maintenance to the Property or for Tenant Improvements and Leasing Commissions.

         (b) Each request for disbursement from any of the Reserve Accounts shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided and (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made and (iii) include, if such request for disbursement is in connection with Tenant Improvements, a certificate from the Tenant(s) for which the Tenant Improvements have been performed stating that such Tenant Improvements have been completed in a manner satisfactory and acceptable to such Tenant(s) and (unless disbursement is requested pursuant to Section 9.5(d)), such Tenant(s) has accepted the premises demised under the applicable Lease(s), and containing such other information as Lender may require, in form and substance reasonably satisfactory to Lender, and/or if such request for disbursement is in connection with Leasing Commissions, a certificate from the leasing agent that no further sums are due to it in connection with the applicable Lease. With each request Borrower shall certify that all Required Work has been or will be performed in accordance with all Legal Requirements. With each request Borrower shall certify that all Required Work has been performed in accordance with all Legal Requirements. Except as provided in Section 9.5(d), each request for disbursement shall be made only after completion of the Replacement or Tenant Improvement (or the portion thereof completed in accordance with Section 9.5(d)), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

         (c) Borrower shall use each disbursement to pay all invoices in connection with the Required Work with respect to which such disbursement is requested or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with the Required Work. Lender may require in its sole discretion a conditional waiver of lien (conditioned only on payment) from each Person receiving payment prior to Lender's disbursement of the Reserve Funds. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $10,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request). In the case of Leasing Commissions, payment shall be made to any leasing agent to which a Leasing Commission is due in the amount of invoices submitted by such leasing agent, provided all of the other conditions for disbursements for such Leasing Commissions are satisfied in the judgment of Lender.

         (d) If (i) the cost of any item of Required Work exceeds $50,000, (ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property,
(C) all other conditions in this Agreement for disbursement have been satisfied, and (D) in the case of a Replacement, funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required.

         (e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work or Leasing Commission for which the disbursement is requested.

         (f) [Intentionally omitted].

         (g) In the event Borrower requests a disbursement from the Replacement Reserve Account to pay for the actual cost of labor or materials used in connection with repairs or improvements other than the Replacements specified in the Physical Conditions Report prepared in connection with the closing of the Loan (an "ADDITIONAL REPLACEMENT"), Borrower shall disclose in writing to Lender the reason why funds in the Replacement Reserve Account should be used to pay for such Additional Replacement. If Lender determines in its reasonable discretion that (i) such Additional Replacement is of the type intended to be covered by the Replacement Reserve Account, (ii) [intentionally omitted], (iii) costs for such Additional Replacement are reasonable, (iv) the funds in the Replacement Reserve Account are sufficient to pay for such Additional Replacement and all other Replacements for the Property specified in the Physical Conditions Report, and (v) all other conditions for disbursement under this Agreement have been met, Lender shall disburse funds from the Replacement Reserve Account.

         (h) Lender's disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

         (i) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender in its sole discretion shall either return any excess to Borrower or credit such excess against future payments to be made to that Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender's records as being the owner of the Property. If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

         (j) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

         (k) Upon payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account shall be returned to Borrower or the Person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto.

         (l) Upon the earlier to occur of (i) the completion of all Tenant Improvements and the full performance by the leasing agent of its obligations with respect to any Leasing Commissions, as verified by Lender in its reasonable discretion, or (ii) the payment in full of the Debt, all amounts remaining on deposit, if any, in the Leasing Reserve Account shall be returned to Borrower or the Person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto.

         (m) Notwithstanding any other provision hereof to the contrary, Borrower shall not be entitled to the disbursement of more than $6,007,242 with respect to Tenant Improvements and Leasing Commission due with respect to the Latham Lease, and more than $7,551,798.00 with respect to Tenant Improvements and Leasing Commission due with respect to the MoFo Lease.

         SECTION 9.6. TAX AND INSURANCE RESERVE FUNDS

         Borrower has established an Eligible Account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "TAX AND INSURANCE RESERVE ACCOUNT") into which Borrower has deposited $1,469,518.91, which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit into the Tax and Insurance Reserve Account on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE RESERVE FUNDS"). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and

Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender's records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

         SECTION 9.7. MEZZANINE LITIGATION RESERVE ACCOUNT

         (a) Upon the occurrence of a Mezzanine Litigation Event, Borrower shall promptly establish (or Lender shall establish on Borrower's behalf) an Eligible Account with Lender or Lender's agent (the "MEZZANINE LITIGATION RESERVE ACCOUNT") into which funds shall be deposited pursuant to Article 10 hereof. Amounts on deposit in the Mezzanine Litigation Reserve Account shall hereinafter be referred to as "MEZZANINE LITIGATION RESERVE FUNDS."

         (b) Notwithstanding any other provision hereof, Lender shall disburse Mezzanine Litigation Reserve Funds in accordance with the Indemnity and Agreement.

         SECTION 9.8. OPERATING EXPENSES; EXTRAORDINARY EXPENSES

         (a) Borrower established as of June 27, 2003 an Eligible Account with Lender or Lender's agent into which Borrower shall deposit, on each Payment Date during the term of the Loan, funds sufficient to pay all Operating Expenses required to be incurred during the following month in accordance with the Annual Budget approved by Lender (the "OPERATING EXPENSE RESERVE ACCOUNT.") Amounts so deposited shall hereinafter be referred to as the "OPERATING EXPENSE RESERVE FUNDS." Provided no Event of Default has occurred and is continuing, sums from the Operating Expense Reserve Account shall be disbursed by Lender to Borrower following receipt and approval of Borrower's written request for the payment of such Operating Expenses.

         (b) Borrower established as of June 27, 2003 an Eligible Account with Lender or Lender's agent into which Borrower shall deposit, on each Payment Date during the term of the Loan, funds sufficient to pay any Extraordinary Expenses, if any, for the following month which have been approved by Lender (the "EXTRAORDINARY EXPENSE RESERVE ACCOUNT.") Amounts so deposited shall hereinafter be referred to as the "EXTRAORDINARY EXPENSE RESERVE FUNDS." Provided no Event of Default has occurred and is continuing, sums from the Extraordinary Expense Reserve Account shall be disbursed by Lender to Borrower following receipt and approval of Borrower's written request for the payment of such Extraordinary Expenses.

         SECTION 9.9. RESERVE FUNDS GENERALLY

         (a) Borrower shall be entitled to interest on all Reserve Accounts. Notwithstanding the foregoing, the funds in the Reserve Accounts shall not be invested except in Permitted Investments in accordance with the terms of Section 10.1(b) hereof, and all interest earned or

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accrued thereon shall be for the account of the Borrower and shall be allocated in a manner consistent with Section 10.2(c) hereof.

         (b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender, each of the Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.9 are intended to give Lender or any subsequent holder of the Loan "control" of the Reserve Accounts within the meaning of the UCC.

         (c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

         (d) Lender shall furnish or cause to be furnished to Borrower, without charge, an annual accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account and the purpose for which each debit to each Reserve Account was made.

         (e) As long as no Event of Default has occurred, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

         (f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt. Upon the occurrence of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default;
(C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

         (g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. The Reserve Accounts are solely for the protection of Lender. With respect to the Reserve Accounts, Lender shall have no responsibility beyond the allowance of due credit for the sums actually received by Lender or beyond the reimbursement or payment of the costs and expenses for which such accounts were established in accordance with their terms. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

         (h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.9, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

         (i) Borrower will maintain the security interest created by this
Section 9.9 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

                                   ARTICLE 10
                                 CASH MANAGEMENT

         SECTION 10.1. LOCKBOX ACCOUNT AND CASH MANAGEMENT ACCOUNT

         (a) Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain, (i) pursuant to the Lockbox Agreement, a non-interest bearing Eligible Account into which Borrower shall, and shall cause Manager to, deposit or cause to be deposited, all Rents and other revenue from the Property (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "LOCKBOX ACCOUNT"), and (ii) an interest bearing Eligible Account into which funds in the Lockbox Account shall be transferred pursuant to the terms of Section 10.2(b) hereof (such account, the sub-accounts thereof, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "CASH MANAGEMENT ACCOUNT").

         (b) The Lockbox Account and Cash Management Account shall each be in the name of Borrower for the benefit of Lender, provided that Borrower shall be the owner of all funds on deposit in such accounts for federal and applicable state and local tax purposes. Sums on deposit in the Cash Management Account (or any Reserve Account) shall not be invested except in such Permitted Investments as directed by Borrower and all income earned thereon shall be the income of Borrower and be applied to and become part of the Cash Management Account, to be disbursed in accordance with this Article 10. So long as no Event of Default exists, Borrower shall be entitled to direct such investment not more frequently than once per calendar month, and shall provide Lender with five (5) Business Days prior notice with respect to any direction. Neither Lockbox Bank nor Lender shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

         (c) The Lockbox Account and Cash Management Account shall be subject to the exclusive dominion and control of Lender and, except as otherwise expressly provided herein, neither Borrower, Manager nor any other party claiming on behalf of, or through, Borrower or Manager, shall have any right of withdrawal therefrom or any other right or power with respect thereto.

         (d) Borrower agrees to pay the customary fees and expenses of Lockbox Bank (incurred in connection with maintaining the Lockbox Account) and Lender (incurred in connection with maintaining the Lockbox Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.

         (e) Lender shall be responsible for the performance only of such duties with respect to the Cash Management Account as are specifically set forth herein, and no duty shall be implied from any provision hereof. Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by such parties in connection with the Cash Management Account other than such as result from the gross negligence or willful misconduct of Lender or intentional nonperformance by Lender of its obligations under this Agreement.

         SECTION 10.2. DEPOSITS AND WITHDRAWALS

         (a) Borrower represents, warrants and covenants that:

                  (i) Borrower has notified and advised each Tenant under each Lease (whether such Lease is presently effective or executed after June 27, 2003) to send directly to the Lockbox all payments of Rents or any other item payable under such Leases pursuant to an instruction letter in the form of Exhibit D attached hereto (a "TENANT DIRECTION LETTER"). If Borrower fails to provide any such notice (and without prejudice to Lender's rights with respect to such default), Lender shall have the right, and Borrower hereby grants to Lender a power of attorney (which power of attorney shall be coupled with an interest and irrevocable so long as any portion of the Debt remains outstanding), to sign and deliver a Tenant Direction Letter;

                  (ii) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the Property or with whom Borrower or Manager does business on an "accounts receivable" basis with respect to the Property to deliver all payments due under such accounts to the Lockbox. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;

                  (iii) All Rents or other income from the Property shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender, (B) not be commingled with any other funds or property of Borrower or Manager, and
         (C) if received by Borrower or Manager notwithstanding the delivery of a Tenant Direction Letter, be deposited in the Lockbox Account within two (2) Business Day of receipt;

                  (iv) Without the prior written consent of Lender, so long as any portion of the Debt remains outstanding, neither Borrower nor Manager shall terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever or direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter; and

                  (v) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Lockbox Account into which revenues from the ownership and operation of the Property are deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement.

         (b) Borrower hereby irrevocably authorizes Lender to transfer, or cause to be transferred, and Lender shall transfer, on each Business Day by wire transfer or other method of transfer mutually agreeable to Lockbox Bank and Lender of immediately available funds, all collected and available balances in the Lockbox Account to the Cash Management Account to be held until disbursed by Lender pursuant to Section 10.2(c).

         (c) On each Payment Date (and if such day is not a Business Day, then the immediately preceding day which is a Business Day) commencing the month during which the first Payment Date occurs, Borrower hereby irrevocably authorizes Lender to withdraw or allocate to the sub-accounts of the Cash Management Account, as the case may be, amounts received in the Cash Management Account, in each case to the extent that sufficient funds remain therefor:

                  (i) funds sufficient to pay the monthly deposits to the Tax and Insurance Reserve Account shall be allocated to the Tax and Insurance Reserve Account to be held and disbursed in accordance with
         Section 9.6;

                  (ii) funds sufficient to pay the Monthly Payment Amount shall be withdrawn and paid to Lender;

                  (iii) funds sufficient to pay the Replacement Reserve Monthly Deposit shall be allocated to the Replacement Reserve Account to be held and disbursed in accordance with Section 9.5;

                  (iv) funds sufficient to pay any interest accruing at the Default Rate, late payment charges, if any, and any other sums due and payable to Lender under any of the Loan Documents, shall be withdrawn and paid to Lender and applied against such items;

                  (v) funds sufficient to pay Lockbox Bank for all costs and expenses incurred by Lockbox Bank in connection with the maintenance and administration of the Lockbox Account;

                  (vi) funds sufficient to pay Operating Expenses (to the extent actually incurred) for the following month incurred in accordance with the related Annual Budget shall be allocated to the Operating Expense Reserve Account to be held and disbursed in accordance with Section 9.8;

                  (vii) funds sufficient to pay the applicable TI/LC Monthly Deposit shall be allocated to the Leasing Reserve Account to be held and disbursed in accordance with Section 9.5;

                  (viii) funds sufficient to pay any Extraordinary Expenses for the following month which have been approved by Lender shall be allocated to the Extraordinary Expense Account to be held and disbursed in accordance with Section 9.8;

                  (ix) provided no Event of Default has occurred and is continuing, funds to pay (A) the debt service on the Senior Mezzanine Loan pursuant to the direction letter from Senior Mezzanine Lender and
         (B) the debt service on the Junior Mezzanine Loan pursuant to the direction letter from Junior Mezzanine Lender;

                  (x) provided no Event of Default exist and Lender has not received written notice from either Senior Mezzanine Lender that a Senior Mezzanine Event of Default exists or Junior Mezzanine Lender that a Junior Mezzanine Event of Default exists, funds in an amount equal to the Junior Subordinated Management Fee shall be disbursed to Manager, it being understood that if there are insufficient funds to pay the Junior Subordinated Management Fee in any month, such unpaid fee (or portion thereof) shall be waived by Manager and Manager shall have no rights to pursue such unpaid fee (or portion thereof);

                  (xi) provided no Event of Default exists, if Lender has received written notice from Senior Mezzanine Lender that a Senior Mezzanine Event of Default exists, funds in an amount equal to the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be transferred to Senior Mezzanine Lender;

                  (xii) provided no Event of Default exist and Lender has not received written notice from Senior Mezzanine Lender that a Senior Mezzanine Event of Default exists, if Lender has received written notice from Junior Mezzanine Lender that a Junior Mezzanine Event of Default exists, funds in an amount equal to the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be transferred to Junior Mezzanine Lender;

                  (xiii) provided no Event of Default exist and Lender has not received written notice from Senior Mezzanine Lender that a Senior Mezzanine Event of Default exists, or from Junior Mezzanine Lender that a Junior Mezzanine Event of Default exists, in the event that a Mezzanine Litigation Event exists, funds in an amount sufficient to pay the "Discharge Amount" (as defined in the Indemnity and Agreement) shall be transferred to the Mezzanine Litigation Reserve Account to be held and disbursed pursuant to the terms of the Indemnity and Agreement; and

                  (xiv) provided no Event of Default exist and Lender has not received written notice from Senior Mezzanine Lender that a Senior Mezzanine Event of Default exists, or from Junior Mezzanine Lender that a Junior Mezzanine Event of Default exists, the balance (if any) remaining on deposit in the Cash Management Account after the foregoing withdrawals and allocations shall be transferred to Borrower pursuant to written instructions provided by Borrower to Lender from time to time. Lender acknowledges that Borrower will make distributions from such to its equity holders in such amounts as are necessary for Sponsor to maintain its qualification as a real estate investment trust for United States federal tax purposes and to avoid the imposition of income or excise taxes.

         (d) Notwithstanding anything to the contrary herein, Borrower acknowledges that Borrower is responsible for monitoring the sufficiency of funds deposited in the Cash Management Account and that Borrower is liable for any deficiency in available funds, irrespective of whether Borrower has received any account statement, notice or demand from Lender or Lender's servicer. If the amount on deposit in the Cash Management Account is insufficient to make all of the withdrawals and allocations described in Section 10.2(c)(i) through

(viii) above, Borrower shall deposit such deficiency into the Cash Management Account within five (5) days (provided that such five day period shall not constitute a grace period for any default or Event of Default under this Agreement or any other Loan Document based on a failure to satisfy any monetary obligation provided in any Loan Document).

         (e) If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from the Lockbox Account and Cash Management Account and transfers between any of the Reserve Accounts as Lender shall determine in Lender's sole and absolute discretion and Lender may use all funds contained in any such accounts for any purpose, including but not limited to repayment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender's right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

         SECTION 10.3. SECURITY INTEREST

         (a) To secure the full and punctual payment of the Debt and performance of all obligations of Borrower now or hereafter existing under this Agreement and the other Loan Documents, Borrower hereby grants to Lender a first-priority perfected security interest in the Lockbox Account and Cash Management Account, all interest, cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held therein, any and all amounts invested in Permitted Investments, and all "proceeds" (as defined in the UCC as in effect in the state in which the Lockbox Account and Cash Management Account are located or maintained) of any or all of the foregoing. Furthermore, Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the foregoing or permit any Lien to attach thereto or any levy to be made thereon or any UCC Financing Statements to be filed with respect thereto. Borrower will maintain the security interest created by this Section 10.3(a) as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Lockbox Account and Cash Management Account against the claims and demands of all Persons whomsoever.

         (b) Borrower authorizes Lender to file any financing statement or statements required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein in connection with the Lockbox Account and Cash Management Account. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly and duly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder.

         (c) Upon the occurrence of an Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Lockbox Account and Cash Management Account. Without limitation of the foregoing, upon any Event of Default, Lender may use the Lockbox Account and Cash Management Account for any of the following purposes:
(A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Lockbox Account and Cash Management Account and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Lockbox Account or Cash Management Account to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

         SECTION 10.4. DEFINITIONS. Notwithstanding anything to the contrary contained herein, For purposes of this Article 10 only, Business Day shall mean a day on which Lender and Lockbox Bank are both open for the conduct of substantially all of their respective banking business at the office in the city in which the Note is payable, with respect to Lender and at the office in the city where the Lockbox Account is maintained, with respect to Lockbox Bank (in both instances, excluding Saturdays and Sundays).

                                   ARTICLE 11
                           EVENTS OF DEFAULT; REMEDIES

         SECTION 11.1. EVENT OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

         (a) if any portion of the Debt is not paid on or prior to the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, (i) Borrower shall not be in default so long as there is sufficient money in the Lockbox Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts) and Lender's access to such money has not been constrained or constricted in any manner and (ii) with respect to payments that are not regularly scheduled pursuant to the terms of the Loan Documents, Borrower shall have a five (5) day grace period;

         (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid prior to the time that such Taxes or Other Charges would be delinquent, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner;

         (c) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender as provided in
Section 8.1;

         (d) if Borrower breaches any covenant with respect to itself contained in Article 6 or any covenant contained in Article 7 hereof;

         (e) if any representation or warranty of, or with respect to, Borrower, Borrower Principal or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made (a "REP & WARRANTY BREACH"), unless (i) Borrower notifies Lender of such Rep & Warranty Breach promptly upon becoming aware of it and (ii) such Rep & Warranty Breach (A) was unintentional, (B) is immaterial and (iii) if capable of being cured, is cured within thirty (30) days following notice from Lender;

         (f) if (i) Borrower shall commence any case, proceeding or other action
(A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

         (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

         (h) if the Property becomes subject to any mechanic's, materialman's or other Lien other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days, unless, within such thirty (30) day period, Borrower delivers to Lender an endorsement to the Title Insurance Policy insuring that any such Lien shall not affect the priority of the Mortgage;

         (i) if any federal tax lien is filed against Borrower, any member or general partner of Borrower, Borrower Principal or the Property and same is not discharged of record within thirty (30) days after same is filed;

         (j) if a judgment is filed against the Borrower in excess of $50,000 which is not fully covered by insurance or which is not vacated or discharged within 90 days;

         (k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

         (l) if Borrower shall permit any event within its control to occur that would cause any REA to terminate without notice or action by any party thereto or would entitle any party to terminate any REA and the term thereof by giving notice to Borrower; or any REA shall be surrendered, terminated or canceled for any reason or under any circumstance whatsoever except as provided for in such REA; or any term of any REA shall be modified or supplemented without Lender's prior written consent; or Borrower shall fail, within ten (10) Business Days after demand by Lender, to exercise its option to renew or extend the term of any REA or shall fail or neglect to pursue diligently all actions necessary to exercise such renewal rights pursuant to such REA except as provided for in such REA; or

         (m) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty
(30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of sixty (60) days.

         SECTION 11.2. REMEDIES

         (a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         (b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                                   ARTICLE 12
                            ENVIRONMENTAL PROVISIONS

         SECTION 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants, based upon the Environmental Report of the Property and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing pursuant to the Environmental Report; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report;
(e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

         SECTION 12.2. ENVIRONMENTAL COVENANTS

         Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property; (c) there shall be no Hazardous

Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;
(f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property that are found to be in violation of Environmental Law; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.

         SECTION 12.3. LENDER'S RIGHTS

         Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. To the extent that any such Person is an agent of Lender, Lender shall require that such Person is bonded and insured. Provided Lender gives Borrower at least 2 days advance notice and agrees to use reasonable efforts to minimize interference with any tenants, Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. Other than in connection with what Lender determines to be an emergency situation, Lender agrees not to conduct any invasive testing.

         SECTION 12.4. OPERATIONS AND MAINTENANCE PROGRAMS

         If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender with regard to Borrower's operations and maintenance programs in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) provided Lender gives Borrower at least 2 days advance notice and agrees to use reasonable efforts to minimize interference with any tenants, access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

         SECTION 12.5. ENVIRONMENTAL DEFINITIONS

         "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. "ENVIRONMENTAL LIENS" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "ENVIRONMENTAL REPORT" means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "RELEASE" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         SECTION 12.6. INTENTIONALLY OMITTED

                                   ARTICLE 13
                                SECONDARY MARKET

         SECTION 13.1. TRANSFER OF LOAN

         Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("PARTICIPATIONS") or syndicate the Loan ("SYNDICATION") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("SECURITIES") (a Syndication or the issuance of Participations and/or Securities, a "SECURITIZATION").

         SECTION 13.2. DELEGATION OF SERVICING

         At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

         SECTION 13.3. DISSEMINATION OF INFORMATION

         Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "INVESTOR") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy.

         SECTION 13.4. COOPERATION

         At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Borrower Principal shall use reasonable efforts to provide information not in the possession of the holder of the Note in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including, without limitation, to:

         (a) provide updated financial, budget and other information with respect to the Property, Borrower, Borrower Principal, Sponsor and Manager and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of the Property obtained in connection with the making of the Loan (all of the foregoing being referred to as the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the

Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

         (b) make changes to the organizational documents of Borrower;

         (c) at Borrower's expense, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

         (d) provided Lender gives at least 2 days advance notice and agrees to use reasonable efforts to minimize interference with any tenants, permit site inspections, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization;

         (e) re-make the representations and warranties with respect to the Property, Borrower, Borrower Principal and the Loan Documents as are made in the Loan Documents and, subject to such knowledge or diligence qualifiers as may be necessary, such other representations and warranties as may be reasonably requested by the holder of the Note or the Rating Agencies;

         (f) execute such amendments to the Loan Documents as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note, or
(ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower's obligations and liabilities, or materially decrease Borrower's rights, under the Loan Documents. Borrower acknowledges that in connection with a Securitization, Lender may change the Selected Day in its sole discretion, but in no event to earlier than the fifth (5th) of each month.

         (g) deliver to Lender and/or any Rating Agency, (i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate as of the closing date of the Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;

         (h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

         (i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

         Borrower shall pay all costs and expenses incurred by Borrower in connection with the compliance of Borrower and, if applicable, Senior Mezzanine Borrower, Junior Mezzanine Borrower and Borrower Principal, with requests made under this Section 13.4, including, without limitation, any additional costs and expenses payable in connection with the substitution for Factory Mutual of an acceptable insurer pursuant to Section 8.1 hereof; provided, however, that Borrower shall not be responsible for the payment of any costs or expenses incurred by or on behalf of Lender, or any Rating Agency fees, in connection with a Securitization.

         In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

         SECTION 13.5. SECURITIZATION INDEMNIFICATION

         (a) Borrower and Borrower Principal understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Borrower Principal will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

         (b) Borrower and Borrower Principal agree to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, which are delivered to Borrower and Borrower Principal for review, an indemnification certificate (A) certifying that (I) Borrower and Borrower Principal have carefully examined such memorandum or prospectus or other document actually delivered by or on behalf of Lender (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan), as applicable, including without limitation, the sections entitled "Special Considerations," and/or "Risk Factors," and "Certain Legal Aspects of the Mortgage Loan," or similar sections, and all sections relating to Borrower, Borrower Principal, Manager, their Affiliates, the Loan, the Loan Documents and the Property, and any risks or special considerations relating thereto, and any other sections reasonably requested by Lender

(all such sections, collectively, the "DISCLOSED MATERIALS"), and (II) to the best of Borrower's knowledge except as specifically identified by Borrower, the Disclosed Materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender (and for purposes of this Section 13.5, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an "ISSUER PERSON"), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "ISSUER GROUP"), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosed Materials or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the Disclosed Materials or necessary in order to make the statements in the Disclosed Materials or in light of the circumstances under which they were made, not misleading (collectively the "SECURITIES LIABILITIES") and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon the Disclosed Materials or any reports delivered by or on behalf of Borrower or Borrower Principal in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower or Borrower Principal, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower and Borrower Principal may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in (A) above is provided and, if Borrower or Borrower Principal do not provide the indemnification certificate, shall be applicable based on information previously provided by Borrower and Borrower Principal or their Affiliates.

         (c) In connection with filings under the Exchange Act or any information provided to holders of Securities on an ongoing basis, Borrower and Borrower Principal agree to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities.

         (d) Promptly after receipt by an indemnified party under this Section
13.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.5, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 13.5 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

         (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.5(c) or Section 13.5(d) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.5(c) or Section 13.5(d), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) the indemnified party's, Borrower's and Borrower Principal's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower and Borrower Principal hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

         (f) The liabilities and obligations of Borrower, Borrower Principal and Lender under this Section 13.5 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt.

                                   ARTICLE 14
                                INDEMNIFICATIONS

         SECTION 14.1. GENERAL INDEMNIFICATION

         Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work, Additional Required Repairs or Additional Replacements, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

         SECTION 14.2. MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION

         Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

         SECTION 14.3. ERISA INDEMNIFICATION

         Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.8 or Section
5.18 of this Agreement.

         SECTION 14.4. SURVIVAL

         The obligations and liabilities of Borrower under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage. Notwithstanding the foregoing, if the Loan is paid off in full on the Maturity Date, Borrower shall have no further liability under this Article 14 with respect to any event that occurs subsequent to the Maturity Date.

                                   ARTICLE 15
                                   EXCULPATION

         SECTION 15.1. EXCULPATION

         (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to perform and observe the obligations contained herein or in the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Borrower Principal, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower or Borrower Principal, as applicable, only to the extent of Borrower's or Borrower Principal's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in this Section 15.1, sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower or Borrower Principal as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage;
(iii) affect the validity or enforceability of any indemnity (including, without limitation, the Environmental Indemnity, Section 13.5 and Article 14 of this Agreement), guaranty, master lease or similar instrument made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or
(vi) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower or Borrower Principal if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

         (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:

                  (i) fraud or intentional misrepresentation by Borrower, Borrower Principal or any other Affiliate of Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

                  (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of an Event of Default;

                  (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance;

                  (iv) the misapplication or the misappropriation of Insurance Proceeds or Awards;

                  (v) Borrower's failure to pay Taxes, Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof), charges for labor or materials or other charges that can create liens on the Property beyond any applicable notice and cure periods specified herein;

                  (vi) Borrower's failure to return or to reimburse Lender for all Personal Property taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value;

                  (vii) any act of intentional waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof;

                  (viii) Borrower's failure following any Event of Default to deliver to Lender upon demand all Rents and books and records relating to the Property; or

                  (ix) Borrower's gross negligence or willful misconduct.

         (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability against Borrower and Borrower Principal as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt shall be fully recourse to Borrower and Borrower Principal jointly and severally in the event of (i) a default by Borrower, Borrower Principal of any of the covenants set forth in Article 6, provided, however, that a breach by Borrower of the covenants set forth in Article 6 shall not result in recourse liability hereunder unless such breach was material and, within fifteen (15) days of notice from Lender, Borrower fails to cure such breach and fails to deliver to Lender a new or revised substantive non-consolidation opinion, in form and substance and from counsel reasonably satisfactory to Lender in accordance with the Rating Agency standards for the same, to the effect that such failure does not negate/impair the opinion previously delivered to Lender, (ii) a default by Borrower, Borrower Principal or of any of the covenants set forth in Article 7 hereof, or (iii) if (A) a voluntary bankruptcy or insolvency proceeding is commenced by Borrower, or (B) an involuntary bankruptcy or insolvency proceeding is commenced against Borrower which is not dismissed within ninety (90) days of filing (provided, however, that Borrower and Borrower Principal shall not have recourse liability hereunder in connection with any involuntary bankruptcy or insolvency proceeding unless such involuntary proceeding is solicited, procured, consented to or acquiesced in by Borrower, any Affiliate of Borrower or Borrower Principal in bad faith collusion with an intent to circumvent the prohibition on recourse liability against the Borrower or Borrower Principal set forth herein).

         (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

         (e) Notwithstanding any provisions of this Article 15 to the contrary, in no event shall Borrower's failure to pay Operating Expenses in the event cash flow is insufficient to pay such expenses be considered an act of waste.

         (f) Notwithstanding any other provision hereof, in the event that of a foreclosure under the pledge agreement(s) executed by Senior Mezzanine Borrower and/or Junior Mezzanine Borrower in connection with the Senior Mezzanine Loan and/or the Junior Mezzanine Loan, and the subsequent transfer of interests in Borrower to Senior Mezzanine Lender or Junior Mezzanine Lender, Borrower Principal shall be released from its liabilities under this Article 15 with respect to any matters arising from events occurring subsequent to the date of such transfer, as of the effective date of such transfer of interests in Borrower.

                                   ARTICLE 16
                                     NOTICES

         SECTION 16.1. NOTICES

         All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:              Bank of America, N.A.
                                    Capital Markets Servicing Group
                                    555 South Flower Street

                                    6th Floor
                                    CA9-706-06-42
                                    Los Angeles, California  90071
                                    Attn:  Servicing Manager
                                    Telephone No: (800) 462-0505
                                    Facsimile No.: (213) 345-6587

         With a copy to:            Bank of America Legal Department
                                    GCIB/CMBS
                                    NC1-007-20-01
                                    214 North Tyron Street
                                    Charlotte, North Carolina 28255-0001
                                    Attention:  Dean B. Roberson, Esq.
                                    Facsimile No.: (704) 387-0922

         If to Borrower:            Maguire  Properties - 555 W. Fifth, LLC/
                                    Maguire Properties - 808 S. Olive, LLC
                                    555 West Fifth Street, Suite 5000
                                    Los Angeles, California 90013
                                    Attention:  Mark T. Lammas, Esq.
                                    Facsimile No.: (213) 533-5198

         With a copy to:            Cox, Castle & Nicholson LLP
                                    2049 Century Park East, 28th Floor
                                    Los Angeles, California 90067
                                    Attention:  Douglas P. Snyder, Esq.
                                    Facsimile No.: (310) 277-7889

         If to Borrower:            Maguire  Properties, LP
         Principal                  555 West Fifth Street, Suite 5000
                                    Los Angeles, California 90013
                                    Attention:  Mark T. Lammas, Esq.
                                    Facsimile No.: (213) 533-5198

         With a copy to:            Cox, Castle & Nicholson LLP
                                    2049 Century Park East, 28th Floor
                                    Los Angeles, California 90067
                                    Attention:  Douglas P. Snyder, Esq.
                                    Facsimile No.: (310) 277-7889

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                                   ARTICLE 17
                               FURTHER ASSURANCES

         SECTION 17.1. REPLACEMENT DOCUMENTS

         Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation and (b) if requested by Lender, Borrower will execute a replacement note and Lender or Lender's custodian (at Lender's option) shall provide to Borrower Lender's (or Lender's custodian's) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.

         SECTION 17.2. RECORDING OF MORTGAGE, ETC.

         Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

         SECTION 17.3. FURTHER ACTS, ETC.

         Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

         SECTION 17.4. CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS

         (a) If any law is enacted or adopted or amended after the date of this Agreement which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

         (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

         If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

         SECTION 17.5. EXPENSES

         Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the underwriting and closing of the Loan, including, without limitation, expenses related to Lender's legal representation, underwriting, third party reports, travel and site inspections, interest rate hedging and other customary items (except with respect to a Securitization, any costs and expenses related to which that are payable by Borrower shall be as set forth in Article 13 hereof) and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement;
(f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents;
(g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                                   ARTICLE 18
                                     WAIVERS

         SECTION 18.1. REMEDIES CUMULATIVE; WAIVERS

         The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

         SECTION 18.2. MODIFICATION, WAIVER IN WRITING

         No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

         SECTION 18.3. DELAY NOT A WAIVER

         Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

         SECTION 18.4. TRIAL BY JURY

         BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.

         SECTION 18.5. WAIVER OF NOTICE

         Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

         SECTION 18.6. REMEDIES OF BORROWER

         In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages (except to the extent that Borrower can prove Lender's bad faith or willful misconduct), and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

         SECTION 18.7. WAIVER OF MARSHALLING OF ASSETS

         To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

         SECTION 18.8. WAIVER OF STATUTE OF LIMITATIONS

         Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

         SECTION 18.9. WAIVER OF COUNTERCLAIM

         Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

         SECTION 18.10. GRADSKY WAIVERS

         Borrower Principal hereby waives each of the following:

         (a) Any rights of Borrower Principal of subrogation, reimbursement, indemnification, and/or contribution against Borrower or any other person or entity, and any other rights and defenses that are or may become available to Borrower Principal or any other person or entity by reasons of Sections 2787-2855, inclusive of the California Civil Code, or arising from the payment by Borrower Principal of any reimbursement obligations with respect to the Reserve Letter of Credit;

         (b) Any rights or defenses that may be available by reason of any election of remedies by Lender (including, without limitation, any such election which in any manner impairs, effects, reduces, releases, destroys or extinguishes Borrower Principal's subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Borrower Principal to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Lender under the provisions of
Section 580d of the California Code of Civil Procedure or any similar law of California or of any other State or of the United Sates); and

         (c) Any rights or defenses Borrower Principal may have because its obligations under this Agreement (the "BORROWER PRINCIPAL OBLIGATIONS") are secured by real property or any estate for years. These rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure to the Borrower Principal Obligations.

         The provisions of this subsection (c) mean, among other things:

                  (y) Lender may collect from Borrower Principal without first foreclosing on any real or personal property collateral pledged by Borrower for the Debt; and

                  (z) If Lender forecloses on a real property pledged by
         Borrower:

                           (A) The Borrower Principal Obligations shall not be
                  reduced by the price for which the collateral sold at the foreclosure sale or the value of the collateral at the time of the sale.

                           (B) Lender may collect from Borrower Principal even
                  if Lender, by foreclosing on the real property collateral, has destroyed any right of Borrower Principal to collect from Borrower. Further, the provisions of this Agreement constitute an unconditional and irrevocable waiver of any rights and defenses Borrower Principal may have because Borrower's obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580a, Section 580b, Section 580d or Section 726 of the California Code of Civil Procedure.

                                   ARTICLE 19
                                  GOVERNING LAW

         SECTION 19.1. CHOICE OF LAW

         This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, (a) that with respect to the creation, perfection, priority and enforcement of any Lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts and the Lockbox Account, the laws of the state where each such account is located shall apply.

         SECTION 19.2. SEVERABILITY

         Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         SECTION 19.3. PREFERENCES

         Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                                   ARTICLE 20
                                  MISCELLANEOUS

         SECTION 20.1. SURVIVAL

         This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

         SECTION 20.2. LENDER'S DISCRETION

         Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

         SECTION 20.3. HEADINGS

         The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 20.4. COST OF ENFORCEMENT

         In the event (a) that the Mortgage is foreclosed in whole or in part,
(b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or
(c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

         SECTION 20.5. SCHEDULES INCORPORATED

         The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

         SECTION 20.6. OFFSETS, COUNTERCLAIMS AND DEFENSES

         Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

         SECTION 20.7. NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES

         (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

         (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

         (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the

Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

         (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or
(ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

         (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

         (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

         SECTION 20.8. PUBLICITY

         All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. After the closing of the Loan, Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower, Borrower Principal and their respective Affiliates without the approval of Borrower or any such Persons. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

         SECTION 20.9. CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE

         In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

         SECTION 20.10. ENTIRE AGREEMENT

         This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

         SECTION 20.11. LIABILITY

         If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Loan Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

         SECTION 20.12. CONTRIBUTIONS AND WAIVERS

         (a) As a result of the transactions contemplated by this Agreement, each Borrower will benefit, directly and indirectly, from each Borrower's obligation to pay the Debt and perform its Obligations (as defined in the Mortgage) and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this
Section 20.12 to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a "CONTRIBUTION," and for purposes of this
Section 20.12, includes any exercise of recourse by Lender against any Collateral of a Borrower and application of proceeds of such Collateral in satisfaction of such Borrower's obligations, to Lender under the Loan Documents).

         (b) Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the U.S. Bankruptcy Code or any comparable provisions of any State law.

         (c) In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a "FUNDING BORROWER"), such Funding Borrower shall be entitled to a reimbursement Contribution ("REIMBURSEMENT

CONTRIBUTION") from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section 20.12.

         (d) For purposes hereof, the "BENEFIT AMOUNT" of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its Affiliates from extensions of credit made by Lender to
(i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their properties to secure the Obligations of such Borrower to Lender.

         (e) Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).

         (f) In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the "APPLICABLE CONTRIBUTION"), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section 20.12 above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.

         (g) Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.

         (h) No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section 20.12 shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section 20.12 shall limit or affect in any way the Obligations of any Borrower to Lender under this Note or any other Loan Documents.

         (i) Each Borrower waives:

                  (A) any right to require Lender to proceed against any other Borrower or any other person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender's power before proceeding against Borrower;

                  (B) any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Note, this Agreement and any of the other Loan Documents;

                  (C) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

                  (D) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

                  (E) any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;

                  (F) presentment, demand, protest and notice of any kind;

                  (G) any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other person or entity or any defect in any notice that may be given in connection with any sale or disposition of any collateral;

                  (H) any defense based upon any failure of Lender to comply with Applicable Laws in connection with the sale or other disposition of any collateral, including, without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;

                  (I) any defense based upon any use of cash collateral under
         Section 363 of the U.S. Bankruptcy Code;

                  (J) any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;

                  (K) any defense based upon any borrowing or any grant of a security interest under Section 364 of the U.S. Bankruptcy Code;

                  (L) any defense based upon the avoidance of any security interest in favor of Lender for any reason;

                  (M) any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents; and

                  (N) any defense or benefit based upon Borrower's, or any other party's, resignation of the portion of any obligation secured by the applicable Security Instruments to be satisfied by any payment from any other Borrower or any such party.

         (j) Each Borrower waives:

                  (A) all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower's rights of subrogation and reimbursement against any other Borrower;

                  (B) all rights and defenses that Borrower may have because any of Debt is secured by real property. This means, among other things:
         (i) Lender may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower,
         (ii) if Lender forecloses on any real property collateral pledged by any other Borrower, (a) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (b) Lender may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property; and

                  (C) except as may be expressly and specifically permitted herein, any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other person that arises from the existence or performance of any obligations under the Note, this Agreement, the Security Instruments or the other Loan Documents, including, without limitation, any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.



                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                  BORROWER:


                                  MAGUIRE PROPERTIES - 555 W. FIFTH, LLC, a
                                  Delaware limited liability company

                                  By:  Maguire Properties - 555 W. Fifth
                                       Mezzanine, LLC, a Delaware limited
                                       liability company, its sole member

                                       By:  Maguire Properties, L.P. a
                                            Maryland limited partnership,
                                            its sole member

                                            By:  Maguire Properties, Inc.,
                                                 a Maryland corporation,
                                                 its general partner

                                                 By:
                                                    --------------------------
                                                    Name: Richard I. Gilchrist
                                                    Title: President

                                  MAGUIRE PROPERTIES - 808 S. OLIVE, LLC, a
                                  Delaware limited liability company

                                  By:  Maguire Properties - 808 S. OLIVE
                                       Mezzanine, LLC, a Delaware limited
                                       liability company, its sole member

                                       By: Maguire Properties, L.P. a Maryland
                                           limited partnership, its sole member

                                           By: Maguire Properties, Inc., a
                                               Maryland corporation, its
                                               general partner

                                                 By:
                                                    --------------------------
                                                    Name: Richard I. Gilchrist
                                                    Title: President

                                  BORROWER PRINCIPAL:

                                  Acknowledged and agreed to with respect to its obligations set forth in Article 4, Section 10.2(c)(ix), Article 13, Article 15 and
                                  Article 18 hereof:

                                  MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

                                  By:  Maguire Properties, Inc., a Maryland
                                       corporation, its general partner

                                       By:
                                          -----------------------------------
                                       Name:  Richard I. Gilchrist
                                       Title: President

                                  LENDER:

                                  BANK OF AMERICA, N.A., a national banking association

                                  By:
                                     -------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                      -2-